Exhibit 4.18

Execution Version

MANNKIND CORPORATION

AND

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee

INDENTURE

Dated as of August 10, 2015

5.75% Convertible Senior Subordinated Exchange Notes due 2018

i

Section 7.13. Preferential Collection of Claims Against the Company	48

ARTICLE 8
CONCERNING THE HOLDERS

Section 8.01. Evidence of Action by Holders	48
Section 8.02. Proof of Execution by Holders	49
Section 8.03. Who May be Deemed Owners	49
Section 8.04. Certain Notes Owned by Company Disregarded	49
Section 8.05. Actions Binding on Future Holders	50

ARTICLE 9
AMENDMENTS; SUPPLEMENTS AND WAIVERS

Section 9.01. Without Consent of Holders	50
Section 9.02. With Consent of Holders	51
Section 9.03. Effect of Supplemental Indentures	52
Section 9.04. Securities Affected by Supplemental Indentures	52
Section 9.05. Execution of Supplemental Indentures	53

ARTICLE 10
CONSOLIDATION; MERGER; CONVEYANCE; TRANSFER OR LEASE

Section 10.01. Company May Consolidate, Etc., Only on Certain Terms	53
Section 10.02. Successor Substituted	54

ARTICLE 11
IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 11.01. No Recourse	54

ARTICLE 12
ADDITIONAL INTEREST

Section 12.01. Additional Interest	55
ARTICLE 13
CONVERSION OF NOTES

Section 13.01. Conversion Privilege and Conversion Rate	56
Section 13.02. Conversion Procedure	58
Section 13.03. Fractional Shares	60
Section 13.04. Taxes on Conversion	60
Section 13.05. Company to Provide Common Stock	60
Section 13.06. Adjustment of Conversion Rate	61
Section 13.07. When No Adjustment is Required	67

Exhibit A — Form of Note

v

INDENTURE dated as of August 10, 2015 between MannKind Corporation, a Delaware corporation, as issuer (the “Company”) and Wells Fargo Bank, National Association, as trustee, a national banking association organized under the laws of the United States of America (the “Trustee”).

W I T N E S S E T H:

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of its 5.75% Convertible Senior Subordinated Exchange Notes due 2018 (the “Notes”), initially in an aggregate principal amount of $27,690,000, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Fundamental Change Purchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute these presents a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE 1

DEFINITIONS; INTERPRETATIONS

Section 1.01. Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture that are defined in the Trust Indenture Act or that are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in said Trust Indenture Act and in the Securities Act as in force at the date of the execution of this Indenture. The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular. Unless otherwise noted, references to “U.S. Dollars” or “$” shall mean the currency of the United States.

“Additional Interest” shall have the meaning specified in Section 12.01(a).

“Additional Note” or “Additional Notes” shall have the meaning specified in Section 2.10.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” shall have the meaning specified in Section 2.05(b).

“Applicable Procedures” means, with respect to any conversion, transfer, exchange, redemption or repurchase of beneficial ownership interests in a Global Note, the rules and procedures of the Depositary, to the extent applicable to such conversion, transfer, exchange, redemption or repurchase.

“Bankruptcy Law” shall have the meaning specified in Section 6.01.

“Board of Directors” means the Board of Directors of the Company or any duly authorized committee of such Board.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification.

“Business Day” means any day other than a day on which federal or state banking institutions in the Borough of Manhattan, the City of New York, or in the city of the Corporate Trust Office of the Trustee, are authorized or obligated by law, executive order or regulation to close.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such Person, but excluding any debt securities convertible into such equity.

“Cash” or “cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Change of Control” means the occurrence of any of the following events from and after the Issue Date:

(i)        the acquisition by any “person”, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of the beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions of shares of the Company’s Capital Stock entitling that person to exercise 50% or more of the total voting power of all shares of the Company’s Voting Stock, other than (x) any acquisition by the Company, any Subsidiary or any of the Company’s employee benefit plans; (y) any acquisition during the lifetime of Mann by Mann or his estate, by any trust where Mann is the trustee or grantor, by any not-for-profit entity where the acquisition is directed by Mann or by any entity wholly-owned by Mann or his estate; provided that the total beneficial ownership of all such Persons, together with the Persons in (z), does not exceed 70% or more of the total voting power of all shares of the Company’s Voting Stock; and (z) any acquisition by any Person so long as the shares acquired by such Person are acquired directly from one of the Persons listed in (y) and no consideration is paid in connection with such acquisition;

(ii)      the Company (A) recapitalizes, reclassifies or changes the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets or (B) exchanges its shares of Common Stock with, consolidates with, or merges with or into, another Person or any Person exchanges its shares of common stock with, consolidates or merges with or into the Company, or (C) conveys, transfers, sells, leases or otherwise disposes of all or substantially all of its properties and assets to another Person, in each case other than (x) any transaction pursuant to which holders of the Company’s Capital Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of the Voting Stock of the continuing or surviving entity of such transaction; or (y) any merger solely for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity traded or quoted on a U.S.

national securities exchange, and as a result of such merger the Notes become convertible into such shares; or

(iii)        the Company’s stockholders approve a plan of liquidation or dissolution.

Notwithstanding anything to the contrary set forth herein, a Change of Control will be deemed not to have occurred if, in the case of a merger or consolidation, at least 90% of the consideration (excluding cash payments for fractional shares and cash payments pursuant to dissenters’ appraisal rights) in a transaction or transactions otherwise constituting a Change of Control consists of shares of common stock or American depository receipts traded or quoted on a U.S. national securities exchange, or which will be so traded or quoted when issued or exchanged in connection with the transaction or transactions, and as a result of the transaction or transactions the Notes become convertible solely into such consideration.

“close of business” means 5:00 p.m. (New York City time).

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the shares of common stock of the Company, par value $0.01 per share, as it exists on the date of this Indenture or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed.

“Company” means MannKind Corporation, a corporation duly organized and existing under the laws of the State of Delaware, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Order” means a written order of the Company, signed by the Company’s Chief Executive Officer, Chief Financial Officer, President, Executive Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”), Treasurer or Assistant Treasurer or Secretary or any Assistant Secretary, and delivered to the Trustee.

“Conversion Agent” means the office or agency designated by the Company pursuant to Section 4.05 where Notes may be presented for conversion.

“Conversion Date” shall have the meaning specified in Section 13.02(a).

“Conversion Price” per share of Common Stock as of any day means the result obtained by dividing (i) $1,000 by (ii) the then applicable Conversion Rate.

“Conversion Rate” means the rate at which shares of Common Stock shall be delivered upon conversion, which rate shall be initially 147.0859 shares of Common Stock for each $1,000 principal amount of Notes, as adjusted from time to time pursuant to the provisions of this Indenture.

“Corporate Trust Office” means the office of the Trustee at which, at any particular time, its corporate trust business shall be principally administered, which office at the date hereof is located at 333 S. Grand Avenue, 5th Floor, Suite 5A, Los Angeles, CA 90071. With respect to presentation of notes for payment, registration of transfer or exchange such office shall be 608 2nd Avenue South, Minneapolis, MN 55402, Attention: Bondholder Communications.

“Custodian” means Wells Fargo Bank, National Association, as custodian for The Depository Trust Company, with respect to the Global Notes, or any successor entity thereto.

“Default” means any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

“Defaulted Interest” means any interest on any Note that is payable, but is not punctually paid or duly provided for, on any February 15 or August 15.

“Depositary” means, with respect to the Global Notes, the Person specified in Section 2.05(c) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Designated Senior Debt” means the principal of, premium, if any, interest on, including any interest accruing after the commencement of any bankruptcy or similar proceeding, whether or not a claim for postpetition interest is allowed as a claim in the proceeding, or termination payment with respect to or in connection with, and all fees, costs, expenses and other amounts accrued or due on or under or in respect of (a) (i) $20,000,000 aggregate principal amount of Tranche 1 notes issued and outstanding, (ii) $40,000,000 aggregate principal amount of Tranche 4 notes issued and outstanding and (iii) $20,000,000 aggregate principal amount of Tranche B notes issued and outstanding, in each case under the Facility Agreement dated as of July 1, 2013 (the “Facility Agreement”) between the Company and the various purchasers named therein as amended by the first amendment thereto dated as of February 28, 2014 and the second amendment thereto dated as of August 11, 2014, as such notes and the Facility Agreement may be amended, modified, restated or supplemented from time to time and (b) up to $175,000,000 aggregate principal amount of indebtedness under the Senior Secured Revolving Promissory Note (the “Loan Facility”) with Aventisub LLC, a Delaware limited liability company and affiliate of Sanofi-

Aventis Deutschland GmbH, as such note and the Loan Facility may be amended, modified, restated or supplemented from time to time.

“DTC” shall have the meaning specified in Section 2.05(c).

“Ex-Dividend Date” means, in respect of an issuance, a dividend or distribution to holders of Common Stock, the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution in question.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Settlement Property” shall have the meaning specified in Section 13.14(b)

“Expiration Date” shall have the meaning specified in Section 13.06(e).

“Expiration Time” shall have the meaning specified in Section 13.06(e).

“Event of Default” shall have the meaning specified in Section 6.01.

“Financial Institution” shall have the meaning specified in Section 13.14(a).

“Form of Assignment and Transfer” shall mean the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Purchase Notice” shall mean the “Form of Fundamental Change Purchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Note” shall mean the “Form of Note” attached hereto as Exhibit A.

“Form of Notice of Conversion” shall mean the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Fundamental Change” means the occurrence of either a Change of Control or a Termination of Trading.

“Fundamental Change Company Notice” shall have the meaning specified in Section 15.01(b).

“Fundamental Change Effective Date” means the date on which any Fundamental Change becomes effective.

“Fundamental Change Make-Whole Premium” shall have the meaning specified in Section 13.01(e).

“Fundamental Change Purchase Date” shall have the meaning specified in Section 15.01(a).

“Fundamental Change Purchase Notice” shall have the meaning specified in Section 15.01(c).

“Fundamental Change Purchase Price” of any Note, means 100% of the principal amount of the Note to be repurchased plus unpaid interest, if any, accrued and unpaid to, but excluding, the Fundamental Change Purchase Date; provided that if the Fundamental Change Purchase Date is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the Fundamental Change Purchase Price shall not include any accrued and unpaid interest.

“Global Note” shall have the meaning specified in Section 2.05(b).

“Holder” or “Holder of a Note” means the person in whose name a Note is registered on the Note Registrar’s books.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Interest Payment Date” means each February 15 and August 15 of each year, beginning on February 15, 2016; provided, however, that if any Interest Payment Date falls on a date that is not a Business Day, such payment of interest will be postponed until the next succeeding Business Day, and no interest or other amount will be paid as a result of such postponement.

“Issue Date” of any Note means the date on which the Note was originally issued or deemed issued as set forth on the face of the Note.

“Last Reported Sale Price” means on any Business Day or Trading Day, the reported last sale price per share of the Company’s Common Stock (or if no last sale price is reported, the average of the bid and ask prices per share or, if more than one in either case, the average of the average bid and the average ask prices per share) on such date reported by the Nasdaq Global Market or, if the Company’s Common Stock (or the applicable security) is not quoted on the Nasdaq Global Market, as reported by the principal national securities exchange on which the Company’s Common Stock (or such other security) is listed, or if no such prices are available, the Last Reported Sale Price per share shall be the fair value of a share of Common Stock (or such other security) as reasonably determined by the Board of Directors (which determination shall be conclusive and shall be evidenced by an Officer’s Certificate delivered to the Trustee).

“Make-Whole Fundamental Change” means any Fundamental Change as described in the definition thereof, and determined after giving effect to any exceptions or exclusions to such definition, but without regard to clause (ii)(x) of the definition of Change of Control and excluding a Fundamental Change described under clause (iii) of the definition of Change of Control.

“Make-Whole Fundamental Change Effective Date” means the date on which any Make-Whole Fundamental Change becomes effective.

“Make-Whole Fundamental Change Notice” has the meaning specified in Section 13.01(e).

“Mann” means the individual Alfred E. Mann.

“Market Disruption Event” means (1) a failure by the primary exchange or quotation system on which the Common Stock trades or is quoted to open for trading during its regular trading session or (2) the occurrence or existence, prior to 1:00 p.m., New York City time, on any Trading Day for the Common Stock, of an aggregate one half-hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.

“Maturity Date” means August 15, 2018.

“Nonpayment Default” has the meaning set forth in Section 18.01(b)(ii).

“Note” or “Notes” shall have the meaning specified in the first “Whereas” clause of this Indenture.

“Note Register” shall have the meaning specified in Section 2.05(a).

“Note Registrar” shall have the meaning specified in Section 2.05(a).

“Notice of Redemption” has the meaning set forth in Section 14.03.

“Officer” means, with respect to the Company, the chairman of the Board of Directors, a chief executive officer, a president, a chief financial officer, chief operating officer, any executive vice president, any senior vice president, any vice president, the treasurer or any assistant treasurer, the controller or any assistant controller or the secretary or any assistant secretary.

“Officer’s Certificate,” means a certificate signed by any Officer. Each such certificate shall include the statements provided for in Section 17.05, if and to the extent required by the provisions thereof.

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means a written opinion, subject to customary exceptions, from legal counsel who is reasonably acceptable to the Trustee that is delivered to the Trustee in accordance with the terms hereof. The counsel may be an employee of or counsel to the Company or the Trustee. Each such opinion shall include the statements provided for in Section 17.05 if and to the extent required by the provisions thereof.

“Outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a)        Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(b)        Notes that have been paid pursuant to Section 2.08 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course; and

(c)        Notes converted pursuant to Article 13.

“Paying Agent” means the office or agency designated by the Company pursuant to Section 4.05 where Notes may be presented for payment.

“Payment Blockage Notice” has the meaning set forth in Section 18.01(b) (ii).

“Payment Default” has the meaning set forth in Section 18.01(b)(i).

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act or any other entity.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Receiver” shall have the meaning specified in Section 6.01.

“Redemption Date” shall have the meaning specified in Section 14.01(b).

“Redemption Price” shall have the meaning specified in Section 14.01(b).

“Reference Property” shall have the meaning specified in Section 13.10.

“Regular Record Date,” with respect to any Interest Payment Date, shall mean the February 1 or August 1 (whether or not such day is a Business Day) immediately preceding such Interest Payment Date.

“Resale Restriction Termination Date” shall have the meaning specified in Section 2.05(c).

“Responsible Officer” means any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Note” means each Additional Note that is subject to transfer restrictions under the Securities Act (or other applicable securities laws), as determined by the Company.

“Restricted Securities” shall have the meaning specified in Section 2.05(c).

“Rights” means any common stock or preferred stock purchase right or warrant, as the case may be, that all or substantially all shares of Common Stock may be entitled to receive under a Rights Plan.

“Rights Plan” means any common stock or preferred stock rights plan or any similar plan adopted by the Company after the date hereof.

“Rule 144” means Rule 144 as promulgated under the Securities Act.

“Rule 144A” means Rule 144A as promulgated under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Special Interest” shall have the meaning specified in Section 6.02.

“Spin-Off” shall have the meaning specified in Section 13.06(c).

“Stock Price” means the price paid or deemed to be paid per share of the Common Stock in connection with a Make-Whole Fundamental Change subject to adjustment as determined pursuant to Section 13.01(e).

“Subsidiary” means a corporation or other entity more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company, or by the Company and one or more other Subsidiaries of the Company.

“Termination of Trading” means the occurrence of the Common Stock (or other common stock into which the Notes are convertible) not being listed for trading on a United States national securities exchange nor approved for listing on any United States system of automated dissemination of quotations of securities prices nor traded in over-the-counter securities markets and no American Depositary Shares or similar instruments for the Common Stock are so listed or approved for listing in the United States.

“Trading Day” means any day during which trading in the Common Stock generally occurs on the primary exchange or quotation system on which the Common Stock then trades or is quoted and there is no Market Disruption Event, unless the Common Stock is not so traded or quotes, in which case “Trading Day” means a Business Day.

“transfer” shall have the meaning specified in Section 2.05(c).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“United States” means the United States of America.

“Valuation Period” shall have the meaning specified in Section 13.06(c).

“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency within the control of such person to satisfy) to vote in the election of directors, managers or trustees thereof.

Section 1.02. References to Interest. Any reference to the payment of interest on, or in respect of, any Note in this Indenture shall be deemed to include mention of the payment of Special Interest (if applicable) and Additional Interest (if applicable) if, in such context, Special Interest and Additional Interest, as applicable, was, or would be, payable pursuant to Section 6.01 and Section 12.01, respectively. An express mention of the payment of Special Interest (if applicable) or Additional Interest (if applicable) in any provision hereof shall not be construed as excluding Additional Interest or Special Interest, as applicable, in those provisions hereof where such express mention is not made.

ARTICLE 2

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01. Designation and Amount. The Notes shall be designated as the “5.75% Convertible Senior Subordinated Exchange Notes due 2018.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $27,690,000, subject to Section 2.10, and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.05, Section 2.06 and Section 2.07.

Section 2.02. Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, which are incorporated in and made a part of this Indenture.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

The Global Note shall represent such principal amount of the Outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of Outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of Outstanding Notes represented thereby may from time to time be increased or reduced to reflect purchases, conversions, transfers, exchanges or issuances of additional Notes permitted hereby. Any endorsement of the Global Note to reflect the amount of any increase or decrease in the amount of Outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture. Payment of principal (including any Fundamental Change Purchase Price or Redemption Price, as applicable) of, and accrued and unpaid interest, if any, on, the Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

The terms and provisions contained in the Form of Note attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 2.03. Date and Denomination of Notes; Payments of Interest. The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and multiples thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date of issuance of such Note or from the most recent date to which interest has been paid or duly provided for, to the date the principal amount of such Note is paid or deemed paid, as the case may be. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. Interest shall be payable at the office of the Paying Agent, which shall initially be the Corporate Trust Office of the Trustee as the Company’s Paying Agent and Note Registrar. The Company shall pay interest on any Notes in certificated form (i) to the Person entitled thereto having an aggregate principal amount of $2,000,000 or less, by check mailed to such Person at the address set forth in the Note Register and (ii) to the Person entitled thereto having an aggregate principal amount of more than $2,000,000, either by check mailed to such Person or, upon application by such Person to the Note Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to such Person’s account within the United States, which application and wire transfer instructions shall remain in effect until such Person notifies, in writing, the Note Registrar to the contrary.

Any Defaulted Interest shall forthwith cease to be payable to the Holder of such Note on the relevant Regular Record Date by virtue of its having been such

Holder, and such Defaulted Interest shall be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1)        The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 20 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Interest which shall be not more than fifteen days and not less than ten days prior to the date of the proposed payment, and not less than ten days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee in writing of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be delivered, or in the case of Notes in certificated form, mailed, first-class postage prepaid, to each Holder at its address as it appears in the Note Register, not less than ten days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (2) of this Section 2.03.

(2)        The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

If the Company makes a distribution of property to holders of Common Stock that would be taxable to them as a dividend for United States federal income tax purposes and the Conversion Rate is increased, the Company may offset any withholding tax applicable to non-United States Holders against cash payments of interest payable on the Notes.

Section 2.04. Execution, Authentication and Delivery of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of any Officer.

At any time and from time to time after the date of the execution and delivery of this Indenture, the Company may, in accordance with the terms of this Indenture, deliver additional Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder.

Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the Form of Note attached as Exhibit A hereto, executed manually by a Responsible Officer of the Trustee (or an authorized officer of an authenticating agent appointed by the Trustee), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate of authentication executed by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

All Notes shall be dated that date of their authentication.

In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the Company by such Person as, at the actual date of the execution of such Note, shall be an Officer of the Company, although at the date of the execution of this Indenture any such person was not such an Officer.

The Trustee shall have the right to decline to authenticate and deliver any Notes under this Indenture if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability.

Section 2.05. Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary; Automatic Exchange. (a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company being herein sometimes collectively referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Note Register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby appointed “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint a new Note Registrar without prior notice to Holders. The Company may appoint one or more co-registrars.

Upon surrender for registration of transfer of any Note to the Note Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.05. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange, purchase or conversion shall (if so required by the Company, the Trustee, the Note Registrar or any co-registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.

No service charge shall be charged by the Company, the Trustee or the Notes Registrar to the Holder for any exchange or registration of transfer of Notes, but the Holder may be required by the Company, the Trustee, the Notes Registrar or otherwise to pay a sum sufficient to cover any tax, assessments or other governmental charges that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange or registration of transfer of Notes being different from the name of the Holder of the old Notes presented or surrendered for such exchange or registration of transfer.

None of the Company, the Trustee, the Note Registrar or any co-registrar shall be required to exchange or register a transfer of any Notes surrendered for conversion, redemption or repurchase except for any portion of that Note that is not being repurchased, redeemed or converted, as the case may be.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange. For greater certainty, all Notes issued upon any registration of transfer or exchange of Notes will be issued as evidence of the same continuing indebtedness of the Company under this Indenture and in no circumstances is the Company obligated under the Indenture to repay the principal amount of the exchanged Notes by virtue of the registration of a transfer or exchange.

(b)        So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law or except as provided in Section 2.05(c), all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Note in certificated form shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor. Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of any Holder.

(c)        Every Additional Note that bears or is required under this Section 2.05(c) to bear the legend set forth in this Section 2.05(c) (together with any Common Stock issued upon conversion of the Additional Notes and required to bear a similar legend, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including the legend set forth below), and the holder of each such Restricted Security, by such holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(c), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

Until the date (the “Resale Restriction Termination Date”) that is the later of (i) the date that is one year after the date of issuance of any Restricted Note, or such shorter period of time as permitted by Rule 144 or any successor provision thereto, and (ii) such later date, if any, as may be required by applicable laws, any certificate evidencing such Restricted Note (and all securities issued in exchange therefor or substitution thereof, and all shares of Common Stock, if any, issued upon conversion thereof, if applicable) shall bear a legend in substantially the following form (unless such Restricted Notes or shares of Common Stock, if any, have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with written notice thereof to the Trustee):

THE SALE OF THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, OR OF A BENEFICIAL OWNERSHIP HEREIN, THE ACQUIRER: (I) REPRESENTS THAT IT, AND ANY ACCOUNT FOR WHICH IT IS ACTING, IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND (II) AGREES (1) THAT IT WILL NOT WITHIN THE LATER OF (X) ONE YEAR AFTER THE DATE OF ISSUANCE OF THIS NOTE AND (Y) 90 DAYS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF MANNKIND CORPORATION (THE “COMPANY”), OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THE NOTES EVIDENCED HEREBY, THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH NOTES OR ANY BENEFICIAL OWNERSHIP HEREIN, EXCEPT: (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF; (B) UNDER A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT; (C) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE); OR (D) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 144, IF AVAILABLE; AND (2) THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS NOTE WITHIN THE LATER OF (X) SIX MONTHS (OR, IF THE COMPANY HAS NOT SATISFIED THE CURRENT PUBLIC INFORMATION REQUIREMENTS OF RULE 144, ONE YEAR) AFTER THE DATE OF ISSUANCE OF THIS NOTE AND (Y) 90 DAYS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144) OF THE

COMPANY, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REQUIRE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. IN ANY EVENT, NO AFFILIATE OF THE COMPANY MAY RESELL THIS NOTE OTHER THAN UNDER A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IN A TRANSACTION THAT RESULTS IN SUCH NOTE NO LONGER BEING “RESTRICTED SECURITIES” (AS DEFINED UNDER RULE 144). NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. EACH PURCHASER AND TRANSFEREE OF A NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF A NOTE WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING OF THE NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THE NOTE THAT (A) ITS PURCHASE AND HOLDING OF THE NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THE NOTE IS NOT MADE ON BEHALF OF OR WITH “PLAN ASSETS” OF ANY PLAN SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW OR (B) ITS PURCHASE AND HOLDING OF THE NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THE NOTE WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW.

Any Common Stock issued upon conversion of the Notes prior to the Resale Restriction Termination Date shall bear a similar legend.

No transfer of any Note prior to the Resale Restriction Termination Date will be registered by the Note Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.

Notwithstanding anything to the contrary contained in this Indenture or any Restricted Note, such Restricted Note (or security issued in exchange or substitution therefor) (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) has been transferred pursuant to a registration statement that has become effective or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of such Restricted Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.05(c). The Company shall be entitled to instruct the Trustee in writing to so surrender any Global Note as to which any of the conditions set forth in clause (i) through (iii) of the immediately preceding sentence have been satisfied, and, upon such instruction, the Trustee shall so surrender such Global Note for exchange; and any new Global Note so exchanged therefor shall not bear the restrictive legend specified in this Section 2.05(c) and shall not be assigned a restricted CUSIP.

Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(c)), a Global Note may not be transferred as a whole or in part except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Note. Initially, the Global Notes shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for DTC.

If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days or (iii) an Event of Default with respect to the Notes has occurred and is continuing, upon the request of the beneficial owner of the Notes, the Company will execute, and the Trustee, upon receipt of an Officer’s Certificate and a Company Order for the authentication and delivery of Notes, will authenticate and deliver Notes in definitive form to each such beneficial owner of the related Notes (or a portion thereof) in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, and upon delivery of the Global Note to the Trustee such Global Note shall be canceled.

Notes in certificated form issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Notes in certificated form to the Persons in whose names such Notes are so registered.

At such time as all interests in a Global Note have been converted, canceled, redeemed, purchased or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Notes in certificated form, converted, canceled, purchased or transferred to a transferee who receives Notes in certificated form therefor or any Note in certificated form is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

None of the Company, the Trustee nor any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

The Trustee shall have no obligation or duty to monitor, determine or inquire into compliance with any restriction on transfer imposed under the Indenture or applicable law with respect to any transfer of any Note (including any transfers between or among Depositaries or beneficial owners of interests in any Global Notes) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements of the Indenture.

(d)        The Company may cause the removal of the legends required by Sections 2.05(c) from any Global Note at any time on or after the Resale Restriction Date by: (i) instructing the Trustee to remove the such legends from such Global Note; (ii) providing to the Trustee and the Depositary written notice to change the CUSIP number for the Notes to the applicable unrestricted CUSIP number; and (iv) complying with any Applicable Procedures for delegending or otherwise exchanging such Global Note for a Global Note not bearing the restrictive legend (including DTC’s mandatory exchange process, if applicable); whereupon any legends otherwise required by Section 2.05(c) shall be removed from any Global Notes without any further action on the part of the Holders.

Section 2.06. Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to the authenticating agent, such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to the authenticating agent, evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Trustee or the authenticating agent, if applicable, may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, the authenticating agent may require. Upon the issuance of any substitute Note, the Company or the Trustee may require the payment by the Holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note that has matured or is about to mature or has been tendered for redemption or purchase upon a Fundamental Change or is about to be converted shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to the authenticating agent, such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent evidence of their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion or purchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion of negotiable instruments or other securities without their surrender.

For greater certainty, every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is mutilated, destroyed, lost or stolen will be issued as evidence of the same continuing indebtedness of the Company under this Indenture and in no circumstances is the Company obligated under the Indenture to repay the principal amount of the substituted Note by virtue of such mutilation, destruction or loss.

Section 2.07. Temporary Notes. Pending the preparation of Notes in certificated form, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon written request of the Company, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Notes in certificated form but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Notes in certificated form. Without unreasonable delay, the Company will execute and deliver to the Trustee or such authenticating agent Notes in certificated form (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.05 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Notes in certificated form. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Notes in certificated form authenticated and delivered hereunder.

For greater certainty, each Note issued pursuant to the provisions of this Section 2.07 in exchange for a temporary Note will be issued as evidence of the same continuing indebtedness of the Company under this Indenture and in no circumstances is the Company obligated under the Indenture to repay the principal amount of the temporary Note by virtue of the exchange.

Section 2.08. Cancellation of Notes Paid, Etc. All Notes surrendered for the purpose of payment, purchase, conversion, exchange or registration of transfer, shall, if surrendered to the Company or any Paying Agent or any Note Registrar or any Conversion Agent, be surrendered to the Trustee and promptly canceled by it, or, if surrendered to the Trustee, shall be promptly canceled by it, and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of canceled Notes in accordance with its customary procedures and, after such disposition, shall deliver a written confirmation of such disposition to the Company, at the Company’s written request. If the Company shall acquire any of the Notes, such acquisition shall not operate as satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

Section 2.09. CUSIP and ISIN Numbers. The Company in issuing the Notes may use “CUSIP” and “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” and “ISIN” numbers in all notices issued to Holders of the Notes as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” or “ISIN” numbers.

Section 2.10. Additional Notes; Purchases. The Company may, without the consent of the Holders of the Notes and notwithstanding Section 2.01, issue additional Notes hereunder (“Additional Notes”) which shall have substantially identical terms as the Notes, other than with respect to (i) the date of issuance, (ii) the issue price and principal amount, (iii) the initial date from which interest begins to accrue and (iv) if applicable, the existence of “transfer” restrictions pursuant to the Securities Act; provided, further, that no Additional Notes may be issued with the same “CUSIP” or “ISIN” number as other Notes unless it is so permitted in accordance with applicable law and such Additional Notes are fungible with the Notes for U.S. federal tax and securities law purposes. The Notes issued on the Issue Date and any Additional Notes shall be treated as a single class for all purposes under this Indenture. With respect to any Additional Notes, the Company shall set forth in an Officer’s Certificate, a copy of which shall be delivered to the Trustee, and in a supplemental indenture, the following information: (1) the aggregate principal amount of Notes outstanding immediately prior to the issuance of such Additional Notes; (2) the issue price, if any, the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture and the issue date of such Additional Notes; (3) the “CUSIP” or “ISIN” number, as applicable, of such Additional Notes; and (4) whether such Additional Notes will be Restricted Securities.

The Company may also from time to time purchase the Notes in open market purchases or negotiated transactions without prior notice to Holders. Any Notes purchased by the Company shall be deemed to be no longer Outstanding under this Indenture.

ARTICLE 3

SATISFACTION AND DISCHARGE

Section 3.01. Satisfaction and Discharge. This Indenture shall upon request of the Company contained in an Officer’s Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when (a) (i) the Company delivers to the Trustee all Outstanding Notes (other than Notes replaced pursuant to Section 2.06) for cancellation; or (ii) the Company has irrevocably deposited with the Trustee or delivered to Holders of Notes, as applicable, after the Notes have become due and payable, whether at the Maturity Date, or any Fundamental Change Purchase Date, or upon conversion or otherwise, cash and/or (in the case of conversion) shares of Common Stock (together with cash in lieu of fractional shares), as applicable, sufficient to pay all of the Outstanding Notes and all other sums payable under this Indenture by the Company; and (b) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.06 shall survive such satisfaction and discharge.

Section 3.02. Deposited Monies To Be Held In Trust. Subject to Section 3.03 hereof, all monies deposited with the Trustee pursuant to Section 3.01 hereof shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the Holders for the payment or repurchase of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal, premium, if any, and interest. All monies deposited with the Trustee pursuant to Section 3.01 hereof (and held by it or any Paying Agent) for the payment of Notes subsequently converted shall be returned to the Company upon request of the Company.

Section 3.03. Return Of Unclaimed Monies. Subject to applicable escheat laws, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal of or accrued and unpaid interest on the Notes that remains unclaimed for two years after the date upon which such payment shall have become due. Notwithstanding the foregoing, the Trustee and Paying Agent shall have the right to withhold payment of such money to the Company until the Trustee or Paying Agent at the expense of the Company mails to each Holder, a notice stating that such money shall be repaid to the Company if unclaimed after a date no less than 30 days from the mailing. After payment to the Company by the Trustee or Paying Agent, all liability of the Trustee and the Paying Agent with respect to such money shall cease, and Holders entitled to the money must look to the Company for payment as general creditors, subject to applicable law.

ARTICLE 4

PARTICULAR COVENANTS OF THE COMPANY

Section 4.01. Payment of Principal and Interest. (a) The Company shall promptly make all payments in respect of the Notes on the dates and in the manner provided in the Notes and this Indenture. A payment of principal or interest shall be considered paid on the date it is due if the Paying Agent holds by 10:00 a.m. (New York City time) on that date money or securities, deposited by or on behalf of the Company sufficient to make the payment. The Company shall, to the fullest extent permitted by law, pay interest in immediately available funds on overdue principal amount and interest at the annual rate borne by the Notes compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.

(b)        Payment of the principal of and interest, if any, on the Notes shall be made at the office or agency of the Company maintained for that purpose, which shall initially be at the Trustee’s Corporate Trust Office, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, subject to Section 2.03, the Company may pay principal and interest in respect of any Note in certificated form by check or wire transfer payable in such money. Notwithstanding the foregoing, so long as the Notes are registered in the name of a Depositary or its nominee, all payments thereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

Section 4.02. Corporate Existence. Subject to Article 10 hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and rights (charter and statutory); provided, however, that the Company shall not be required to preserve any such right or franchise if the Company determines that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

Section 4.03. Rule 144A Information Requirement and Reports. (a) At any time the Company is not subject to Sections 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Notes or any shares of Common Stock issuable upon conversion thereof shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, upon written request, provide to any Holder, beneficial owner or prospective purchaser of such Notes or any shares of Common Stock issued upon conversion of such Notes, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or shares of Common Stock pursuant to Rule 144A under the Securities Act.

(b)        The Company shall furnish to the Trustee within 15 calendar days after the Company is required to file any documents or reports with the Commission pursuant to Sections 13 or 15(d) of the Exchange Act (giving effect to all applicable grace periods provided under the Exchange Act including that provided by Rule 12b-25 under the Exchange Act) copies of such documents or reports. Any such document or report that the Company files with the Commission through the Commission’s EDGAR system shall be deemed furnished to the Trustee for purposes of this Section 4.03(b) at the time such documents are filed or furnished via the Commission’s EDGAR system, provided that the Trustee shall have no responsibility for determining whether such filing has taken place, nor shall the Trustee have any liability for the timeliness or content of any filing or report hereunder.

Section 4.04. Compliance Certificate. The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending December 31, 2015) an Officer’s Certificate stating whether or not, to the knowledge of such officer, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge. Within five Business Days of an Officer of the Company coming to have actual knowledge of a Default or Event of Default, regardless of the date, the Company shall deliver an Officer’s Certificate to the Trustee specifying such Default or Event of Default and the nature and status thereof.

Section 4.05. Maintenance of Office or Agency. So long as any Notes remain Outstanding, the Company agrees to maintain an office or agency with respect to such Notes and at such other location or locations as may be designated as provided in this Section 4.05, where (i) Notes may be presented for conversion (“Conversion Agent”), (ii) Notes may be presented for payment (“Paying Agent”), (ii) Notes may be presented as herein above authorized for registration of transfer and exchange, and (iii) notices and demands to or upon the Company in respect of the Notes and this Indenture may be given or served, such designation to continue with respect to such office or agency until the Company shall, by written notice signed by any officer authorized to sign an Officer’s Certificate and delivered to the Trustee, designate some other office or agency for such purposes or any of them. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, notices and demands. The Company initially appoints the Corporate Trust Office of the Trustee as Conversion Agent and Paying Agent with respect to the Notes.

Section 4.06. Paying Agents. (a) If the Company shall appoint one or more paying agents for the Notes, other than the Trustee, the Company will cause each such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.06:

(i)        that it will hold all sums held by it as such agent for the payment of the principal of (and premium, if any) or interest on the Notes (whether such sums have been paid to it by the Company or by any other obligor of such Notes) in trust for the benefit of the Persons entitled thereto;

(ii)       that it will give the Trustee notice of any failure by the Company to make any payment of the principal of (and premium, if any) or interest on the Notes when the same shall be due and payable;

(iii)      that it will, at any time during the continuance of any failure referred to in the preceding paragraph (a)(ii) above, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such paying agent; and

(iv)      that it will perform all other duties of paying agent as set forth in this Indenture.

(b)        If the Company shall act as its own paying agent with respect to any Notes, it will on or before each due date of the principal of (and premium, if any) or interest on the Notes, set aside, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay such principal (and premium, if any) or interest so becoming due on Notes until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of such action, or any failure to take such action. The Trustee shall have no liability or responsibility for the action or inaction of any Paying Agent (that is not the Trustee).

(c)        Notwithstanding anything in this Section 4.06 to the contrary, (i) the agreement to hold sums in trust as provided in this Section 4.06 is subject to the provisions of Section 3.02 and Section 3.03, and (ii) the Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or direct any paying agent to pay, to the Trustee all sums held in trust by the Company or such paying agent, such sums to be held by the Trustee upon the same terms and conditions as those upon which such sums were held by the Company or such paying agent; and, upon such payment by the

Company or any paying agent to the Trustee, the Company or such paying agent shall be released from all further liability with respect to such money.

Section 4.07. Appointment to Fill Vacancy in Office of Trustee. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.10, a Trustee, so that there shall at all times be a Trustee hereunder.

ARTICLE 5

HOLDERS’ LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Section 5.01. Company to Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee (a) within 10 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such regular record date, provided that the Company shall not be obligated to furnish or cause to furnish such list at any time that the list shall not differ in any respect from the most recent list furnished to the Trustee by the Company and (b) at such other times as the Trustee may request in writing within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; provided, however, that, in either case, no such list need be furnished for any Notes for which the Trustee shall be the Note Registrar.

Section 5.02. Preservation Of Information; Communications With Holders.

(a)        The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders of Notes contained in the most recent list furnished to it as provided in Section 5.01 and as to the names and addresses of Holders of Notes received by the Trustee in its capacity as Note Registrar (if acting in such capacity).

(b)        The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

(c)        The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

(d)        Every Holder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant hereto or otherwise in accordance with the Trust Indenture Act.

Section 5.03. Reports by the Trustee.

(a)        On or before July 1 in each year, commencing July 1, 2016, in which any of the Notes are Outstanding, the Trustee shall transmit by mail, first class postage prepaid or in accordance with Applicable Procedures, to the Holders, as their names and addresses appear upon the Note Register, a brief report dated as of the preceding May 1, if and to the extent required under Section 313(a) of the Trust Indenture Act.

(b)        The Trustee shall comply with Section 313(b) and 313(c) of the Trust Indenture Act.

(c)        A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with the Company, with each securities exchange upon which any Notes are listed (if so listed) and also with the Securities and Exchange Commission. The Company agrees to notify the Trustee when any Notes become listed on any securities exchange.

ARTICLE 6

DEFAULT AND REMEDIES

Section 6.01. Events of Default. An “Event of Default” shall occur when any of the following occurs:

(a)        the Company fails to pay when due the principal of or premium, if any, on any of the Notes at the Maturity Date, upon repurchase, redemption, acceleration or otherwise; or

(b)        the Company fails to pay an installment of interest on any of the Notes for 30 days after the date when due; or

(c)        the Company fails to deliver when due all shares of Common Stock, together with cash instead of fractional shares, and/or other property, if applicable, deliverable upon conversion of the Notes pursuant to Article 13, which failure continues for 10 days; or

(d)        the Company fails to perform or observe any other term, covenant or agreement contained in the Notes or this Indenture for a period of 60 days after written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the then-Outstanding Notes; or

(e)        (i) the Company fails to make any payment by the end of the applicable grace period, if any, after the maturity of any indebtedness for borrowed money in an amount in excess of $25,000,000 or (ii) there is an acceleration of any indebtedness for borrowed money in an amount in excess of $25,000,000 because of a default with respect to such indebtedness without such indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled, in the case of either (i) or (ii) above, for a period of 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the then-Outstanding Notes; or

(f)        the Company fails to provide a Fundamental Change Company Notice in accordance with Section 15.01; or

(g)        a court having jurisdiction enters a decree or order under any Bankruptcy Law that: (i) for relief against the Company in an involuntary case or proceeding; or adjudicates the Company bankrupt or insolvent; or (ii) appoints a Receiver of the Company or of any substantial part of its property; or (iii) orders the winding up or liquidation of the Company, and (iv) the decree or order remains unstayed and in effect for a period of 90 days; or

(h)        the Company pursuant to or within the meaning of any Bankruptcy Law:

(i)        commences as a debtor a voluntary case or proceeding;

(ii)       consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

(iii)      consents to the appointment of a Receiver of it or for all or substantially all of its property;

(iv)      makes a general assignment for the benefit of its creditors;

(v)       files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

(vi)      consents to the filing of such a petition or the appointment of or taking possession by a Receiver.

The term “Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors. The term “Receiver” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

Section 6.02. Acceleration of Maturity; Rescission and Annulment. If an Event of Default with respect to Outstanding Notes (other than an Event of Default specified Section 6.01(g) or 6.01(h) hereof in respect of the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then-Outstanding Notes, by written notice to the Trustee, may declare the Notes due and payable at their principal amount plus any accrued and unpaid interest, and thereupon the Trustee may, at its discretion, proceed to protect and enforce the rights of the Holders by the appropriate judicial proceedings. Such declaration may be rescinded and annulled with the written consent of the Holders of a majority in aggregate principal amount of the then-Outstanding Notes, subject to the provisions of this Indenture.

If an Event of Default specified in Section 6.01(g) or 6.01(h) hereof occurs and is continuing, then all unpaid principal of and accrued and unpaid interest on the Outstanding Notes shall become immediately due and payable, without any declaration or other act on the part of the Trustee or any Holder.

Notwithstanding the foregoing, at the election of the Company, the sole remedy for an Event of Default specified in Section 6.01(d) relating to the failure by the Company to comply with its reporting obligations under Section 4.03 and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, shall (i) for the first 90 days after the occurrence of such an Event of Default, consist exclusively of the right to receive special interest on Notes (the “Special Interest”) at an annual rate equal to 0.25% of the principal amount of the Outstanding Notes, and (ii) for the next 90 days after the expiration of such 90 day period, consist exclusively of the right to receive Special Interest on the Notes at an annual rate equal to 0.50% of the principal amount of the Outstanding Notes.

The Special Interest shall be paid semi-annually in arrears, with the first semi-annual payment due on the first Interest Payment Date following the date on which the Special Interest began to accrue on any Notes. The Special Interest will accrue on all Outstanding Notes from and including the date on which an Event of Default relating to a failure to comply with the reporting obligations under Section 4.03 or a failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act first occurs to but not including the 180th day thereafter (or such earlier date on which the Event of Default relating to such reporting obligations shall have been cured or waived). On such 180th day (or earlier, if such Event of Default is cured or waived pursuant to Section 6.04 prior to such 180th day), such Special Interest will cease to accrue and, if such Event of Default relating to such reporting obligations has not been cured or waived prior to such 180th day the Notes shall be subject to acceleration as provided above in this Section 6.02. The provisions described in this paragraph shall not affect the rights of the Holders in the event of the occurrence of any other Event of Default. In the event the Company does not elect to pay Special Interest upon an Event of Default in accordance with this paragraph, the Notes will be subject to acceleration as provided in this Section 6.02. If the Company elects to pay Special Interest as the sole remedy for an Event of Default specified in Section 6.01(d) relating to the failure by the Company to comply with its obligations under Section 4.03 or any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, the Company shall notify in writing, in the manner provided for in Section 17.03, the Holders and the Trustee of such election at any time on or before the close of business on the date on which such Event of Default first occurs.

The Holders of a majority in aggregate principal amount of the then-Outstanding Notes by written notice to the Trustee may rescind and annul an acceleration and its consequences if:

(1)        all existing Events of Default, other than the nonpayment of principal (including the Redemption Price and the Fundamental Change Purchase Price, if applicable) of or interest on the Notes which has become due solely because of the acceleration, have been remedied, cured or waived, and

(2)        the rescission would not conflict with any judgment or decree of a court of competent jurisdiction;

provided, however, that in the event such declaration of acceleration has been made based on the existence of an Event of Default under Section 6.01(e) hereof and such Event of Default has been remedied, cured or waived in accordance with Section 6.01(e) hereof, then, without any further action by the Holders, such declaration of acceleration shall be rescinded automatically and the consequences of such declaration shall be annulled. No such rescission or annulment shall affect any subsequent Default or impair any right consequent thereon.

Section 6.03. Other Remedies. If an Event of Default with respect to Outstanding Notes occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes. The Trustee may maintain a proceeding even if it does not possess any of the securities or does not produce any of them in the proceeding.

Section 6.04. Waiver of Past Defaults. The Holders, either (a) through the written consent of not less than a majority in aggregate principal amount of the Notes then Outstanding or (b) by the adoption of a resolution, at a meeting of Holders of the Notes then Outstanding at which a quorum is present, by the Holders of at least a majority in aggregate principal amount of the Outstanding Notes represented at such meeting, may, on behalf of the Holders of all of the Notes, waive an existing Default or Event of Default, except a Default or Event of Default:

(1)        in the payment of the principal of or premium, if any, or interest on any Note;

(2)        in respect of the right to convert any Note in accordance with Article 13; or

(3)        in respect of the covenants or provisions hereof which, under Section 9.02 hereof, cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; provided, however, that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05. Control by Majority. The Holders, either (a) through the written consent of not less than a majority in aggregate principal amount of the Notes then Outstanding, or (b) by the adoption of a resolution, at a meeting of Holders of the Notes then Outstanding at which a quorum is present, by the Holders of at least a majority in aggregate principal amount of the Outstanding Notes represented at such meeting, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, subject to the provisions of this Indenture. However, the Trustee may refuse to follow any direction that:

(a)        conflicts with any law or with this Indenture,

(b)        the Trustee determines may be unduly prejudicial to the rights of the Holders not joining therein, or

(c)        in the Trustee’s reasonable judgment may expose the Trustee to personal liability.

The Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 6.06. Limitation On Suit. No Holder of any Note may pursue any remedy with respect to this Indenture or the Notes (including instituting any proceeding, judicial or otherwise, with respect to this Indenture or for the appointment of a receiver or trustee), except, in the case of a Default or Event of Default in the payment of the principal of or premium on, if any, or interest on the Notes unless:

(a)        such Holder has previously given written notice to the Trustee of an Event of Default that is continuing;

(b)        the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding shall have made a written request to the Trustee, and shall have offered to the Trustee indemnity satisfactory to the Trustee, to pursue the remedy;

(c)        no direction inconsistent with such written request has been given to the Trustee by the Holders of a majority in aggregate principal amount of the Notes then Outstanding (or such amount as shall have acted at a meeting pursuant to the provisions of this Indenture);

(d)        such Holder or Holders have offered the Trustee security or indemnity satisfactory to the Trustee against any costs, liabilities or expenses incurred in complying with such request; and

(e)        the Trustee has failed to comply with the request for 60 days after the receipt of such request and an offer of indemnity.

A Holder of Notes may not use this Indenture to prejudice the rights of another Holder of Notes or to obtain a preference or priority over another Holder of Notes (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 6.07. Unconditional Rights of Holders to Receive Payment and to Convert. In addition to the other rights and remedies set forth in this Article 6, the following shall apply with respect to the Notes under this Indenture.

Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal amount (including the Redemption Price and the Fundamental Change Purchase Price, if applicable), interest and Fundamental Change Make-Whole Premium, if any, in respect of the Notes held by such Holder, on or after the respective due dates expressed in the Notes and this Indenture, and to convert such Note in accordance with Article 13, and to bring suit for the enforcement of any such payment on or after such respective due dates or for the right to convert in accordance with Article 13, and shall not be impaired or affected without the consent of such Holder.

Section 6.08. Collection of Indebtedness and Suits For Enforcement By the Trustee. The Company covenants that if an Event of Default occurs under Section 6.01(a) or Section 6.01(b), then the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable (as expressed therein or as a result of any acceleration effected pursuant to Section 6.02 hereof) on such Notes for principal (including the Redemption Price and Fundamental Change Purchase Price, if applicable) and premium, if any, and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (including the Redemption Price and the Fundamental Change Purchase Price, if applicable) and premium, if any, and on any overdue interest, in each case at the rate borne by the Notes from the required payment date, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 6.09. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or the property of the Company or its creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise, (1) to file and prove a claim for the whole amount of principal (including the Redemption Price and the Fundamental Change Purchase Price, if applicable) and premium, if any, and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee hereunder) and of the Holders of Notes allowed in such judicial proceeding, and (2) to collect and receive any moneys or other property payable or deliverable on any such claim and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceedings is hereby authorized by each Holder of Notes to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Notes, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under this Indenture.

Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept, or adopt on behalf of any Holder of a Note, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder of a Note in any such proceeding.

Section 6.10. Restoration of Rights and Remedies. If the Trustee or any Holder of a Note has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders of Notes shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.11. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.05(d), no right or remedy conferred in this Indenture upon or reserved to the Trustee or to the Holders of Notes is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.12. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders of Notes may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Notes, as the case may be.

Section 6.13. Application of Money Collected. Any money and property collected by the Trustee pursuant to this Article 6 shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money and property on account of principal (including the Redemption Price and the Fundamental Change Purchase Price, if applicable) or premium, if any, or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee, including its agents and counsel;

SECOND: To the payment of the amounts then due and unpaid for principal (including the Redemption Price and the Fundamental Change Purchase Price, if applicable) of and premium, if any, and interest on the Notes and coupons in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (including the Redemption Price and the Fundamental Change Purchase Price, if applicable) and premium, if any, and interest, respectively; and

THIRD: Any remaining amounts shall be repaid to the Company.

Section 6.14. Undertaking For Costs. All parties to this Indenture agree, and each Holder of any Note by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.14 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Notes then Outstanding, or to any suit instituted by any Holder of any Note for the enforcement of the payment of the principal (including the Redemption Price and the Fundamental Change Purchase Price, if applicable) of or premium, if any, or interest on any Note on or after the stated maturity expressed in such Note ( or in the case of a redemption, on or after the Redemption Date or, in the case of exercise of a repurchase right in connection with a Fundamental Change, on or after the Fundamental Change Purchase Date) or for the enforcement of the right to convert any Note in accordance with Article 13.

Section 6.15. Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim to take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 6.16. Notice of Default. If any Default or any Event of Default occurs and is continuing and if such Default or Event of Default is actually known to a Responsible Officer of the Trustee, the Trustee shall within 90 days of the occurrence of a Default or Event of Default, mail to each Holder notice of all uncured Defaults or Events of Default known to the Trustee, unless such Default or Event of Default has been cured; provided, however, that, except in the case of a default in the payment of the principal of (including upon redemption or repurchase, as applicable) or premium, if any, or interest on any Note, the Trustee shall be protected in withholding such notice if the Trustee in good faith determines that the withholding of such notice is in the best interest of such Holders.

ARTICLE 7

CONCERNING THE TRUSTEE

Section 7.01. Certain Duties and Responsibilities of Trustee.

(a)        The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform with respect to the Notes such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants shall be read into this Indenture against the Trustee. In case an Event of Default has occurred (that has not been cured or waived), the Trustee shall exercise with respect to the Notes such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)        No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)        prior to the occurrence of an Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

(A)        the duties and obligations of the Trustee shall with respect to the Notes be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable with respect to the Notes except for the performance of such duties and obligations as are specifically set forth in this Indenture and subject to the terms of this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(B)        in the absence of negligence or willful misconduct on the part of the Trustee, the Trustee may with respect to the Notes conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

(ii)        the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)      the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture with respect to the Notes; and

(iv)      None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Indenture or adequate indemnity against such risk is not reasonably assured to it.

Section 7.02. Certain Rights of Trustee. Except as otherwise provided in Section 7.01:

(a)        the Trustee may rely conclusively and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)        any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Board Resolution or an instrument signed in the name of the Company by any authorized officer of the Company (unless other evidence in respect thereof is specifically prescribed herein);

(c)        the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted hereunder in good faith and in reliance thereon;

(d)        the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered the Trustee security or indemnity satisfactory to the Trustee against loss, costs, expenses and liabilities that may be incurred therein or thereby;

(e)        the Trustee shall not be liable for any action taken or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(f)        the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security, or other papers or documents, unless requested in writing so to do by the Holders of not less than a majority in principal amount of the Outstanding Notes affected thereby (determined as provided in Section 8.04); provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such costs, expenses or liabilities as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand;

(g)        the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys or other professionals or consultants and may retain such parties in furtherance of its administration hereunder and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or other professional appointed with due care by it hereunder;

(h)        in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(i)        the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(j)        the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

(k)        the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture;

(l)        under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Notes.

(m)        The permissive right of the Trustee to do things enumerated in the documents shall not be construed as a duty.

In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (1) any Event of Default occurring pursuant to Section 6.01(a) and 6.01(b)) or (2) any Default or Event of Default of which the Trustee shall have received written notification in the manner set forth in this Indenture or a Responsible Officer of the Trustee shall have obtained actual knowledge. Delivery of reports, information and documents to the Trustee under Section 4.03 is for informational purposes only and the information and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein, or determinable from information contained therein including the Company’s compliance with any of their covenants thereunder (as to which the Trustee is entitled to rely conclusively on an Officer’s Certificate).

Section 7.03. Trustee Not Responsible for Recitals or Issuance or Notes.

(a)        The recitals contained herein and in the Notes shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.

(b)        The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes;

(c)        The Trustee shall not be accountable for the use or application by the Company of any of the Notes or of the proceeds of such Notes, or for the use or application of any moneys paid over by the Trustee in accordance with any provision of this Indenture, or for the use or application of any moneys received by any Paying Agent other than the Trustee, acting in such capacity.

Section 7.04. May Hold Notes. The Trustee or any Paying Agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, Paying Agent or Note Registrar.

Section 7.05. Moneys Held in Trust. Subject to the provisions of Section 3.03, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any moneys received by it hereunder except such as it may agree to in writing with the Company to pay thereon.

Section 7.06. Compensation and Reimbursement.

(a)        The Company covenants and agrees to pay to the Trustee, and the Trustee shall be entitled to, such compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as the Company and the Trustee may from time to time agree in writing, for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and, except as otherwise expressly provided herein, the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or willful misconduct and except as the Company and Trustee may from time to time agree in writing. The Company also covenants to indemnify the Trustee (and its officers, agents, directors and employees) for, and to hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on the part of the Trustee and arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim of liability in the premises.

(b)        The obligations of the Company under this Section 7.06 to compensate and indemnify the Trustee and to pay or reimburse the Trustee for reasonable expenses, disbursements and advances shall constitute additional indebtedness hereunder. Such additional indebtedness shall be secured by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders.

(c)        The Company covenants and agrees to indemnify the Trustee for, and hold it harmless from and against, any loss, liability, damages, claims, costs or expense including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) reasonably incurred by it arising out of or in connection with the acceptance or administration of the trust or trusts hereund, er or the performance of its duties hereunder, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company, or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder or in connection with enforcing the provisions of this Section, except to the extent any such loss, liability or expense may be attributable to its negligence or willful misconduct as determined by a final non-appealable decision of a court of competent jurisdiction.

(d)        In addition and without prejudice to the rights provided to the Trustee under any of the provisions of this Indenture, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(g) or Section 6.01(h), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal and State bankruptcy, insolvency or other similar law.

(e)        The Company’s obligations under this Section 7.06 and the lien referred to in Section 7.06(b) shall survive the resignation or removal of the Trustee, the discharge of the Company’s obligations under Article Eleven of this Indenture and/or the termination of this Indenture.

Section 7.07. Reliance on Officer’s Certificate and Opinions. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it reasonably necessary or desirable that a matter be proved or established prior to taking or suffering or omitting to take any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate and Opinion of Counsel delivered to the Trustee and such certificate or opinion, in the absence of negligence or willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted to be taken by it under the provisions of this Indenture upon the faith thereof.

Section 7.08. Disqualification; Conflicting Interests. If the Trustee has or shall acquire any “conflicting interest” within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee and the Company shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

Section 7.09. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee with respect to the Notes issued hereunder which shall at all times be a corporation organized and doing business under the laws of the United

States of America or any state or territory thereof or of the District of Columbia, or a corporation or other Person permitted to act as trustee by the Securities and Exchange Commission, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least fifty million U.S. dollars ($50,000,000), and subject to supervision or examination by federal, state, territorial, or District of Columbia authority.

If such corporation or other Person publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 7.09, the combined capital and surplus of such corporation or other Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Company may not, nor may any Person directly or indirectly controlling, controlled by, or under common control with the Company, serve as Trustee. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.09, the Trustee shall resign promptly in the manner and with the effect specified in Section 7.10.

Section 7.10. Resignation and Removal; Appointment of Successor.

(a)        The Trustee or any successor hereafter appointed may at any time resign with respect to the Notes by giving written notice thereof to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee with respect to the Notes by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning Trustee, at the expense of the Company, may petition any court of competent jurisdiction for the appointment of a successor trustee with respect to the Notes, or any Holder who has been a bona fide Holder of Notes for at least six months may on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)        In case at any time any one of the following shall occur:

(i)        the Trustee shall fail to comply with the provisions of Section 7.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of Notes for at least six months;

(ii)      the Trustee shall cease to be eligible in accordance with the provisions of Section 7.09 and shall fail to resign after written request therefor by the Company or by any such Holder; or

(iii)        the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or commence a voluntary bankruptcy proceeding, or a receiver of the Trustee or of its property shall be appointed or consented to, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may remove the Trustee with respect to the Notes and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or any Holder who has been a bona fide Holder of Notes for at least six months may, on behalf of that Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)        The Holders of a majority in aggregate principal amount of the Notes at the time Outstanding may at any time remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee with the consent of the Company.

(d)        Any resignation or removal of the Trustee and appointment of a successor trustee with respect to the Notes pursuant to any of the provisions of this Section 7.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.11.

Section 7.11. Acceptance of Appointment By Successor.

(a)        In case of the appointment hereunder of a successor trustee with respect to all Notes, every such successor trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor trustee all the rights, powers, and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor trustee all property and money held by such retiring Trustee hereunder. The trustee shall have no liability or responsibility for the action or inaction of any successor Trustee.

(b)        In case of the appointment hereunder of a successor trustee with respect to some, but not all of the Notes, the Company, the retiring Trustee and each successor trustee with respect to such Notes shall execute and deliver an indenture supplemental hereto wherein each successor trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes to which the appointment of such successor trustee relates, (ii) shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust, that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee and that no Trustee shall be responsible for any act or failure to act on the part of any other Trustee hereunder; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein, such retiring Trustee shall with respect to the Notes to which the appointment of such successor trustee relates have no further responsibility for the exercise of rights and powers or for the performance of the duties and obligations vested in the Trustee under this Indenture, and each such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes to which the appointment of such successor trustee relates; but, on request of the Company or any successor trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor trustee, to the extent contemplated by such supplemental indenture, the property and money held by such retiring Trustee hereunder with respect to the Notes to which the appointment of such successor trustee relates.

(c)        Upon request of any such successor trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section 7.11, as the case may be.

(d)        No successor trustee shall accept its appointment unless at the time of such acceptance such successor trustee shall be qualified and eligible under this Article 7.

(e)        Upon acceptance of appointment by a successor trustee as provided in this Section 7.11, the Company shall transmit notice of the succession of such trustee hereunder by mail, first class postage prepaid or in accordance with the Applicable Procedures, to the Holders, as their names and addresses appear upon the Note Register. If the Company fails to transmit such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be transmitted at the expense of the Company.

Section 7.12. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be qualified under the provisions of Section 7.08 and eligible under the provisions of Section 7.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 7.13. Preferential Collection of Claims Against the Company. The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship described in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent included therein.

ARTICLE 8

CONCERNING THE HOLDERS

Section 8.01. Evidence of Action by Holders. Whenever in this Indenture it is provided that the Holders of a majority or specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the holders of such majority or specified percentage of such Notes have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by such Holders of such Notes in person or by agent or proxy appointed in writing.

If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other action, the Company may, at its option, as evidenced by an Officer’s Certificate, fix in advance a record date for such Notes for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after the record date, but only the Holders of record at the close of business on the record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the Outstanding Notes shall be computed as of the record date; provided, however, that no such authorization, agreement or consent by such Holders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

Section 8.02. Proof of Execution by Holders. Subject to the provisions of Section 7.01, proof of the execution of any instrument by a Holder (such proof will not require notarization) or his agent or proxy and proof of the holding by any Person of any of the Notes shall be sufficient if made in the following manner:

(a)        The fact and date of the execution by any such Person of any instrument may be proved in any reasonable manner acceptable to the Trustee.

(b)        The ownership of Notes shall be proved by the Note Register or by a certificate of the Note Registrar thereof.

The Trustee may require such additional proof of any matter referred to in this Section 8.02 as it shall deem necessary.

Section 8.03. Who May be Deemed Owners. Prior to the due presentment for registration of transfer of any Note, the Company, the Trustee, any paying agent and any Note Registrar may deem and treat the Person in whose name such Note shall be registered upon the books of the Company as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notice of ownership or writing thereon made by anyone other than the Note Registrar) for the purpose of receiving payment of or on account of the principal of, premium, if any, and (subject to Section 2.03) interest on such Note and for all other purposes; and neither the Company nor the Trustee nor any paying agent nor any Note Registrar shall be affected by any notice to the contrary.

Section 8.04. Certain Notes Owned by Company Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent or waiver under this Indenture, the Notes that are owned by the Company or any other obligor on the Notes or by any Affiliate of the Company or any other obligor on the Notes shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Notes that the Trustee actually knows are so owned shall be so disregarded. The Notes so owned that have been pledged in good faith may be regarded as Outstanding for the purposes of this Section 8.04, if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

Section 8.05. Actions Binding on Future Holders. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the majority or percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee, and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note, and of any Note issued in exchange therefor, on registration of transfer thereof or in place thereof, irrespective of whether or not any notation in regard thereto is made upon such Note. Any action taken by the Holders of the majority or percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the Holders.

ARTICLE 9

AMENDMENTS; SUPPLEMENTS AND WAIVERS

Section 9.01. Without Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Notes without notice to or consent of any Holder of a Note for any of the following purposes:

(a)        to add to the covenants of the Company for the benefit of the Holders of Notes;

(b)        to surrender any right or power herein conferred upon the Company;

(c)        to make provision with respect to the conversion rights of Holders of Notes pursuant to Section 13.10 hereof;

(d)        to provide for the assumption of the Company’s obligations to the Holders of Notes in the case of a merger, consolidation, conveyance, transfer or lease pursuant to Article 10 hereof;

(e)        to increase the Conversion Rate; provided, however, that such increase in the Conversion Rate shall not adversely affect the interests of the Holders of Notes in any material respect;

(f)        to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(g)        to cure any ambiguity, correct or supplement any provision herein which may be inconsistent with any other provision herein or which is otherwise defective; provided, that such action pursuant to this clause (g) does not adversely affect the interests of the Holders of Notes in any material respect;

(h)        to add or modify any other provisions which the Company and the Trustee may deem necessary or desirable and which shall not adversely affect the interests of the Holders of Notes in any material respect; or

(i)        to provide for the issuance of Additional Notes pursuant to Section 2.10.

After an amendment, supplement or waiver under this Section 9.01 becomes effective, the Company, or, at the written request of the Company, the Trustee, shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

Section 9.02. With Consent of Holders. Except as provided below in this Section 9.02, this Indenture or the Notes may be amended or supplemented, and noncompliance by the Company in any particular instance with any provision of this Indenture or the Notes may be waived, in each case (i) with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then Outstanding or (ii) by the adoption of a resolution, at a meeting of Holders of the Notes then Outstanding at which a quorum is present, by the Holders of a majority in aggregate principal amount of the Outstanding Notes represented at such meeting.

Without the written consent or the affirmative vote of each Holder of an affected Note, an amendment, supplement or waiver to this Indenture or the Notes may not:

(a)        change the stated maturity of the principal of, or the time of payment of any installment of interest on, any Note;

(b)        reduce the principal amount of any Note;

(c)        reduce the interest rate or interest on any Note;

(d)        change the currency of payment of principal of, premium, if any, or interest on any Note;

(e)        impair the right to institute suit for the enforcement of any payment with respect to, or the conversion of, any Note;

(f)        except as otherwise permitted by Section 13.10 hereof, adversely affect the right to convert any Note as provided in Article 13 hereof;

(g)        adversely affect the right of Holders to require the Company to purchase the Notes in the event of a Fundamental Change;

(h)        modify any of the provisions of this Section 9.02, Section 6.04 or Section 6.12, except to increase any percentage contained herein or therein or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Note affected thereby; or

(i)        reduce the percentage in aggregate principal amount of the Outstanding Notes required for the adoption of a resolution or the quorum required at any meeting of Holders of Notes at which a resolution is adopted.

It shall not be necessary for the consent of Holders of Notes under this Section 9.02 to approve the particular form of any proposed modification, amendment or waiver, but it shall be sufficient if such act shall approve the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company, or, at the written request of the Company, the Trustee, shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

Section 9.03. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 9 or Section 10.01 this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders of Notes affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 9.04. Notes Affected by Supplemental Indentures. Notes affected by a supplemental indenture, authenticated and delivered after the execution of such supplemental indenture pursuant to the provisions of this Article 9 or Section 10.01, may bear a notation in form approved by the Company, provided such form meets the requirements of any securities exchange upon which such Notes may be listed, as to any matter provided for in such supplemental indenture. If the Company shall so determine, new securities so modified as to conform, in the opinion of the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Notes then Outstanding.

Section 9.05. Execution of Supplemental Indentures. Upon the request of the Company, accompanied by its Board Resolutions authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Holders required to consent thereto as aforesaid (if such consent is required pursuant to this Article), the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental indenture. The Trustee, subject to the provisions of Section 7.01, will be entitled to receive and will be fully protected in relying upon an Officer’s Certificate and an Opinion of Counsel stating that any supplemental indenture executed pursuant to this Article is authorized or permitted by, and conforms to, the terms of this Article 9, constitutes a valid, binding and legal obligation, enforceable against the Company (subject to customary qualifications) and that it is proper for the Trustee under the provisions of this Article 9 to join in the execution thereof.

Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Company shall transmit by mail, first class postage prepaid, a notice, setting forth in general terms the substance of such supplemental indenture, to the Holders of all Notes affected thereby as their names and addresses appear upon the Note Register. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

ARTICLE 10

CONSOLIDATION; MERGER; CONVEYANCE; TRANSFER OR LEASE

Section 10.01. Company May Consolidate, Etc., Only on Certain Terms. The Company may not, without the consent of the Holders, consolidate with, merge into or convey, transfer or lease all or substantially all of the property and assets of the Company and its Subsidiaries, taken as a whole, to another Person unless:

(a)        either (1) the Company shall be the resulting or surviving corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged, or the Person which acquires by transfer or lease all or substantially all of the property and assets of the Company, shall (i) be a corporation incorporated and existing under the laws of the United States of America or any State thereof or the District of Columbia and (ii) expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the obligations of the Company under the Notes and this Indenture;

(b)        after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(c)        if the Company will not be the resulting or surviving corporation, the Company shall have, at or prior to the effective date of such consolidation, merger, conveyance, transfer or lease, delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease complies with this Article 10 and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article 10, and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 10.02. Successor Substituted. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company and its Subsidiaries, taken as a whole, in accordance with Section 10.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, and except for obligations the predecessor Person may have under a supplemental indenture, the predecessor Person shall be relieved of all obligations and covenants under the Indenture and the Notes.

ARTICLE 11

IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 11.01. No Recourse. No recourse under or upon any obligation, covenant or agreement of this Indenture, or of the Notes, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, past, present or future as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors as such, of the Company or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Notes or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Notes or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of the Notes.

ARTICLE 12

ADDITIONAL INTEREST

Section 12.01. Additional Interest. (a) The Company will pay additional interest (“Additional Interest”) on the principal amount of any Restricted Notes if required by, and on the terms set forth in, the supplemental indenture which was executed in connection with the issuance of such Restricted Notes.

(b)        Notwithstanding the foregoing, the Company shall not be required to pay Additional Interest on any date if (i) the Company has filed a shelf registration statement for the resale of the Notes and any shares of Common Stock issued upon conversion of the Notes, (ii) such shelf registration statement is effective and usable by Holders of the Notes identified therein as selling security holders for the resale of the Notes and any shares of Common Stock issued upon conversion of the Notes, and (iii) the Holders may register the resale of their Notes under such shelf registration statement on terms customary for the resale of convertible securities offered in reliance on Rule 144A.

(c)        Under no circumstances will the combined rate of Additional Interest or Special Interest exceed 1.00% per annum.

(d)        The Company shall provide written notice to the Trustee prior to paying any Additional Interest.

ARTICLE 13

CONVERSION OF NOTES

Section 13.01. Conversion Privilege and Conversion Rate. (a) The conversion rights pursuant to this Article 13 shall commence on the Issue Date of the Notes and expire at the close of business on the Business Day immediately preceding the Maturity Date unless previously redeemed or repurchased, subject to the provisions of this Indenture and, in the case of conversion of any Global Note, to any Applicable Procedures; provided, however, that if the Company has elected to redeem the Notes pursuant to Article 14 hereof, Holders may convert their Notes only until the close of business on the Business Day prior to the Redemption Date unless the Company fails to pay the Redemption Price in which case the conversion right shall terminate at the close of business on the Business Day prior to the date such failure is cured and such Note is redeemed. If a Note is submitted or presented for purchase pursuant to Article 15, subject to the last paragraph of Section 13.02(b), such conversion right shall terminate at the close of business on the Business Day prior to the Fundamental Change Purchase Date for such Note (unless the Company shall fail to make the Fundamental Change Purchase Price payment when due in accordance with Article 15, in which case the conversion right shall terminate at the close of business on the Business Day prior to the date such failure is cured and such Note is repurchased).

(b)        Provisions of this Indenture that apply to conversion of all of a Note also apply to conversion of a portion of a Note.

(c)        A Holder of Notes is not entitled to any rights of a holder of Common Stock until such Holder has converted its Notes into Common Stock, and only to the extent such Notes are deemed to have been converted into Common Stock pursuant to this Article 13.

(d)        The Conversion Rate shall be adjusted in certain instances as provided in Section 13.01(e) and Section 13.06.

(e)        If a Make-Whole Fundamental Change shall have occurred, the Company shall calculate and pay a “Fundamental Change Make-Whole Premium” to the Holders of the Notes who convert their Notes during the period beginning the date of the Make-Whole Fundamental Change Notice until the close of business on the tenth Business Day immediately following the Make-Whole Fundamental Change Effective Date by increasing the Conversion Rate for such Notes. The Fundamental Make-Whole Change Premium will be in addition to, and not in substitution for, any cash, securities or other assets otherwise due to Holders of Notes upon conversion. The number of additional shares of Common Stock per $1,000 principal amount of Notes constituting the Fundamental Change Make-Whole Premium shall be determined by reference to the table set forth on Schedule A hereto, based on the Make-Whole Fundamental Change Effective

Date and the Stock Price; provided that if the Stock Price or Make-Whole Fundamental Change Effective Date are not set forth on the table: (i) if the actual Stock Price on the Make-Whole Fundamental Change Effective Date is between two Stock Prices on the table or the actual Fundamental Change Effective Date is between two Make-Whole Fundamental Change Effective Dates on the table, the Fundamental Change Make-Whole Premium will be determined by a straight-line interpolation between the Fundamental Change Make-Whole Premiums set forth for the two Stock Prices and the two Make-Whole Fundamental Change Effective Dates on the table based on a 365-day year, as applicable, (ii) if the Stock Price on the Fundamental Change Effective Date exceeds $12.00 per share, subject to adjustment as set forth herein, no Fundamental Change Make-Whole Premium will be paid, and (iii) if the Stock Price on the Make-Whole Fundamental Change Effective Date is less than $4.82 per share, subject to adjustment as set forth herein, no Fundamental Change Make-Whole Premium will be paid. If holders of Common Stock receive only cash in the Make-Whole Fundamental Change, the Stock Price shall be the cash amount paid per share of Common Stock in connection with such Make-Whole Fundamental Change. Otherwise, the Stock Price shall be equal to the average Last Reported Sale Price of the Common Stock over the 10 Trading Day period ending on the Trading Day immediately preceding, and excluding, the applicable Fundamental Change Effective Date. The Company, or, at the request of the Company, the Trustee, shall mail written notice of the anticipated effective date of any Make-Whole Fundamental Change to the Holders (with a copy to the Trustee if applicable) as practicable following the date the Company publicly announces such Make-Whole Fundamental Change, but in no event less than 20 days prior to the anticipated Make-Whole Fundamental Change Effective Date (the “Make-Whole Fundamental Change Notice”). At the Company’s request, the Trustee shall give such Make-Whole Fundamental Change Notice in the Company’s name and at the Company’s request; provided that, unless otherwise agreed by the Trustee, the Company makes such request at least three (3) Business Days prior to the date of such notice.

The Stock Prices set forth in the first column of the table on Schedule A will be adjusted as of any date on which the Conversion Rate of the Notes is adjusted other than an adjustment pursuant to the Fundamental Change Make-Whole Premium described above. The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of additional shares set forth in the table above will be adjusted in the same manner as the Conversion Rate as set forth in Section 13.06 hereof, other than as a result of an adjustment to the Conversion Rate by adding the Fundamental Change Make-Whole Premium as described above.

Notwithstanding the foregoing, in no event will the Conversion Rate exceed 207.4688 per $1,000 principal amount as a result of this Section 13.01, subject to proportional adjustment in the same manner as the Conversion Rate as set forth in Section 13.06 hereof.

The Fundamental Change Make-Whole Premium shall be delivered upon the later of the settlement date for the conversion and promptly following the Fundamental Change Effective Date.

If a Holder converts its Notes prior to the Fundamental Change Effective Date, and the Make-Whole Fundamental Change does not occur, such Holder shall not be entitled to the Fundamental Change Make-Whole Premium in connection with such conversion.

(f)        By delivering the number of shares of Common Stock issuable on conversion to the Trustee, plus a cash payment for any fractional share, the Company will be deemed to have satisfied its obligation to pay the principal amount of the Notes so converted and its obligation to pay accrued and unpaid interest attributable to the period from the most recent Interest Payment Date through the Conversion Date (which amount will be deemed satisfied and extinguished).

Section 13.02. Conversion Procedure. (a) To convert a Note in certificated form, a Holder must (1) complete and manually sign the Notice of Conversion on the back of the Note, or facsimile of such Notice of Conversion, and deliver such Notice of Conversion to the Conversion Agent, which shall become irrevocable upon receipt by the Conversion Agent, (2) surrender the Note to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Note Registrar or the Conversion Agent, (4) pay an amount equal to the interest payable on the next Interest Payment Date to which the Holder is not entitled as required by Section 13.02(c) and (5) pay all transfer or similar taxes, if required pursuant to Section 13.04. Anything herein to the contrary notwithstanding, in the case of Global Notes, Notices of Conversion may be delivered and such Notes may be surrendered for conversion in accordance with clauses (3), (4) and (5) of this Section 13.02(a) and the Applicable Procedures as in effect from time to time. The date on which the Holder satisfies all the requirements set forth in this Section 13.02(a) is the “Conversion Date.”

(b)        Each conversion shall be deemed to have been effected as to any Notes surrendered for conversion on the Conversion Date and the person in whose name the shares of Common Stock shall be issuable upon conversion shall be deemed to be the holder of record of such Common Stock as of the close of business on such Conversion Date, and the Company shall deliver the consideration due in respect of any conversion on the third Business Day immediately following the relevant Conversion Date; provided, however, that no surrender of a Note on any Conversion Date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open. Upon conversion of a Note, such person shall no longer be the Holder of such Note. Except as set forth in this Indenture, no payment or adjustment will be made for dividends or distributions declared or made on shares of Common Stock issued upon conversion of a Note prior to the issuance of such shares.

A Holder that has delivered a Fundamental Change Purchase Notice pursuant to Section 15.01 with respect to a Note may not surrender such Note for conversion until such Holder has withdrawn the Fundamental Change Purchase Notice in accordance with Section 15.01(c).

(c)        Holders of Notes surrendered for conversion (in whole or in part) during the period from the close of business on any Regular Record Date to the open of business on the next succeeding Interest Payment Date will receive the semiannual interest payable on the principal amount of such Notes being surrendered for conversion on the corresponding Interest Payment Date notwithstanding the conversion. Upon surrender of any such Notes for conversion, such Notes shall also be accompanied by payment in funds to the Conversion Agent acceptable to the Company of an amount equal to the interest payable on such corresponding Interest Payment Date (but excluding any overdue interest on the principal amount of such Note so converted if any overdue interest exists at the time such Holder surrenders such Note for conversion); provided, however, that no such payment need be made (i) if the Company has specified a Redemption Date that is after such Regular Record Date and on or prior to the next succeeding Interest Payment Date, (ii) if the Company has specified a Fundamental Change Purchase Date that is after such Regular Record Date and on or prior to the next succeeding Interest Payment Date, or (iii) if conversion occurs after the last Regular Record Date prior to the Maturity Date. Except as otherwise provided in this Section 13.02(c), no payment or adjustment will be made for accrued interest on a converted Note and any such accrued interest shall be deemed satisfied and extinguished.

(d)        Subject to Section 13.02(c), nothing in this Section 13.02 shall affect the right of a Holder in whose name any Note is registered at the close of business on a Regular Record Date to receive the interest payable on such Note on the related Interest Payment Date in accordance with the terms of this Indenture and the Notes. If a Holder converts more than one Note at the same time, the number of shares of Common Stock issuable upon the conversion (and the amount of any cash in lieu of fractional shares pursuant to Section 13.03) shall be based on the aggregate principal amount of all Notes so converted.

(e)        In the case of any Note which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, without service charge, a new Note or Notes of authorized denominations in an aggregate principal amount equal to, and in exchange for, the unconverted portion of the principal amount of such Note. A Note may be converted in part, but only if the principal amount of such part is an integral multiple of $1,000 and the principal amount of such Note to remain Outstanding after such conversion is equal to $1,000 or any integral multiple of $1,000 in excess thereof.

Section 13.03. Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of any Note or Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issued upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock which would otherwise be issued upon conversion of any Note or Notes (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction (calculated to the nearest one-100th of a share) in an amount equal to the same fraction of the Last Reported Sale Price of the Common Stock as of the Trading Day preceding the Conversion Date.

Section 13.04. Taxes on Conversion. Except as provided in the next sentence, the Company will pay any and all documentary, stamp or similar issue or transfer tax due and duties on the issuance of shares of Common Stock upon conversion of Notes pursuant hereto. A Holder delivering a Note for conversion shall be liable for and will be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Note or Notes to be converted, and no such issue or delivery shall be made unless the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

Section 13.05. Company to Provide Common Stock. (a) The Company shall, prior to issuance of any Notes hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the conversion of all Outstanding Notes into shares of Common Stock.

(b)        All shares of Common Stock delivered upon conversion of the Notes shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive or similar rights and free of any lien or adverse claim as the result of any action by the Company.

Section 13.06. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as follows:

(a)        If the Company issues shares of Common Stock as a dividend or distribution on shares of Common Stock, or effects a share split or share combination, the Conversion Rate will be adjusted based on the following formula:

CR = CR0 x	OS
OS0

where,

CR0	=	the applicable Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as the case may be;

CR	=	the applicable Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the effective date of such share split or share combination, as the case may be;

OS0	=	the number of shares of Common Stock outstanding immediately prior to such dividend, distribution, share split or share combination, as the case may be; and

OS	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination, as the case may be.

Any adjustments made pursuant to this Section 13.06(a) shall become effective immediately on or after (x) the open of business on the Ex-Dividend Date for such dividend or distribution or (y) the effective date of such split or combination, as applicable. If any dividend or distribution described in this Section 13.06(a) is declared but not so paid or made, the new Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b)        If the Company distributes to all holders of Common Stock any rights or warrants entitling them to purchase, for a period of not more than 45 days after the Ex-Dividend Date for the distribution, shares of Common Stock at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading-Day period ending on the Trading Day immediately preceding the declaration date for such distribution, the Conversion Rate will be adjusted based on the following formula:

CR	=	CR0	x	OS0 + X
OS0 + Y

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR	=	the new Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Dividend Date for such distribution;

X	=	the total number of shares of Common Stock issuable pursuant to such rights or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading-Day period ending on the Trading Day immediately preceding the declaration date for such distribution.

For purposes of this Section 13.06(b), in determining whether any rights or warrants entitle the Holders to subscribe for or purchase shares of Common Stock at less than the average of the Last Reported Sale Prices of the Common Stock for the applicable 10 consecutive Trading-Day period, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise thereof, with the value of such consideration if other than cash, to be determined by the Board of Directors. If any right or warrant described in this Section 13.06(b) is not exercised prior to the expiration of the exercisability thereof, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such right or warrant had not been so issued. Any adjustment made pursuant to this Section

13.06(b) shall become effective immediately after the Ex-Dividend Date for the applicable distribution.

(c)        If the Company distributes shares of its Capital Stock, evidences of its indebtedness or other assets or property of the Company to all holders of the Common Stock, excluding

(i)        dividends or distributions (including share splits) as to which an adjustment is effected in Section 13.06(a) or Section 13.06(b);

(ii)        dividends or distributions covered by Section 13.06(d);

(iii)        dividends or distributions that constitute Reference Property following an event pursuant to Section 13.10; and

(iv)        Spin-Offs to which the provisions set forth below in this Section 13.06(c) shall apply,

then the applicable Conversion Rate will be adjusted based on the following formula:

CR	=	CR0	x	SP0
SP0 – FMV

where,

CR0	=	the applicable Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR	=	the applicable Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined in good faith by the Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock as of the open of business on the Ex-Dividend Date for such distribution.

If the then fair market value of the portion of the shares of Capital Stock, evidences of indebtedness or other assets or property so distributed applicable to one share of Common Stock is equal to or greater than the average of the Last

Reported Sales Prices of the Common Stock over the 10 consecutive Trading-Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution, in lieu of the foregoing adjustment, adequate provisions shall be made so that each Holder of a Note shall have the right to receive on conversion in respect of each Note held by such Holder, in addition to any amounts to which such Holder is entitled to receive, the amount and kind of securities and assets such Holder would have received had such Holder already owned a number of shares of Common Stock equal to the applicable Conversion Rate immediately prior to the open of business on the Ex-Dividend Date for the distribution of the securities or assets.

With respect to an adjustment pursuant to this Section 13.06(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of the Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit that are, or, when issued, will be, traded or quoted on any national or regional securities exchange or other market (a “Spin-Off”), the applicable Conversion Rate will instead be adjusted based on the following formula:

CR	=	CR0	x	FMV + MP0
MP0

where,

CR0	=	the applicable Conversion Rate in effect immediately prior to the tenth Trading Day immediately following the effective date for such Spin-Off;

CR	=	the applicable Conversion Rate in effect immediately after the open of business on the tenth Trading Day immediately following the effective date for such Spin-Off;

FMV	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading-Day period immediately following the effective date for such Spin-Off (such period, the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of Common Stock over the Valuation Period.

Such adjustment shall occur immediately after the tenth Trading Day immediately following, and including, the effective date of such Spin-Off; provided that, for purposes of determining the Conversion Rate in respect of any conversion during the 10 Trading Days following the effective date of any Spin-Off, references within this Section 13.06(c) related to “Spin-Offs” to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the effective date of such Spin-Off and the relevant Conversion Date.

If any such dividend or distribution described in this Section 13.06(c) is declared but not paid or made, the new Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(d)        If any cash dividend or distribution is made to all holders of Common Stock, the Conversion Rate will be adjusted based on the following formula:

CR	=	CR0	x	SP0
SP0 – C

where,

CR0	=	the applicable Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR	=	the applicable Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

C	=	the amount in cash per share of Common Stock the Company distributes to holders of Common Stock.

An adjustment to the Conversion Rate made pursuant to this Section 13.06(d) shall become effective immediately after the open of business on the Ex-Dividend Date for the applicable dividend or distribution. If any dividend or distribution described in this Section 13.06(d) is declared but not so paid or made, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

If the amount in cash per share of Common Stock so paid or distributed is equal to or greater than the average of the Last Reported Sales Prices of the Common Stock over the 10 consecutive Trading-Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such cash dividend or distribution, in lieu of the foregoing adjustment, adequate provisions shall be made so that each Holder of a Note shall have the right to receive on conversion in respect of each Note held by such Holder, in addition to any amounts to which such Holder is entitled to receive, the amount in cash such Holder would have received had such Holder already owned a number of shares of Common Stock equal to the applicable Conversion Rate immediately prior to the record date for such cash dividend or distribution.

(e)        If the Company or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for Common Stock (other than tender offers or exchange offers not subject to Rule 13e-4 of the Exchange Act or odd lot tender offers), to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Conversion Rate shall be increased based on the following formula:

CR	=	CR0	x	AC + (SP x OS)
OS0 x SP

where,

CR0	=	the applicable Conversion Rate in effect immediately prior to the open of business on the Trading Day next succeeding the Expiration Date;

CR	=	the applicable Conversion Rate in effect immediately after the open of business on the Trading Day next succeeding the Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares purchased in such tender offer or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to time (the “Expiration Time”) such tender or exchange offer expires (prior to giving effect to such tender offer or exchange offer);

OS	=	the number of shares of Common Stock outstanding immediately after the expiration time (after giving effect to such tender offer or exchange offer); and

SP	=	the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading-Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

The adjustment to the Conversion Rate under this Section 13.06(e) shall become effective immediately following the tenth Trading Day next succeeding the date such tender offer or exchange offer expires; provided that, for purposes of determining the Conversion Rate, in respect of any conversion during the 10 Trading Days following the date that any tender or exchange offer expires, references within this Section 13.06(e) to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the date such tender or exchange offer expires and the relevant Conversion Date. If the Company or one of its Subsidiaries is obligated to purchase Common Stock pursuant to any such tender or exchange offer but are permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the new Conversion Rate shall be readjusted to be the Conversion Rate that would be in effect if such tender or exchange offer had not been made.

(f)        Notwithstanding the foregoing, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date pursuant to Section 13.06(a) through Section 13.06(e), and a Holder that has converted its Notes on or after such Ex-Dividend Date and on or prior to the related record date would be treated as the record holder of the Common Stock as of the related Conversion Date based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding Section 13.06(a) through Section 13.06(e), the Conversion Rate adjustment relating to such Ex-Dividend Date will not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

Section 13.07. When No Adjustment is Required. (a) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Rate as last adjusted; provided, however, that any adjustments which would be required to be made but for this Section 13.07(a) shall be carried forward and taken into account in any subsequent adjustment and any carry forward amount shall be paid to the Holder upon conversion regardless of the 1% threshold. All calculations under this Article 13 shall be made to the nearest cent or to the nearest one-hundredth of a share.

(b)        Without limiting the foregoing provisions of Section 13.06, no adjustment will be made thereunder, nor shall an adjustment be made to the ability of a Holder to convert, for any distribution described therein if the Holder will otherwise participate in the distribution without conversion of such Holder’s Notes as if such Holder held a number of shares of Common Stock equal to the applicable Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder, without having to convert its Notes. Further, if the application of the foregoing formulas in Section 13.06 would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made (except on account of share combinations).

(c)        No adjustment to the Conversion Rate will be made unless as specifically set forth in Section 13.06 and Section 13.01(e). Without limiting the foregoing, no adjustment to the Conversion Rate need be made:

(i)      upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii)     upon the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program or employee stock purchase plan of, or assumed by, the Company or any of its Subsidiaries;

(iii)    upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security not described in clause (ii) above and outstanding as of the Issue Date;

(iv)    for a change in the par value of the Common Stock; or

(v)     for accrued and unpaid interest (including any Special Interest and Additional Interest, if applicable).

Section 13.08. Notice of Adjustment. Whenever the Conversion Rate or conversion privilege is required to be adjusted pursuant to this Indenture, the Company shall promptly mail to Holders a notice of the adjustment and file with the Trustee an Officer’s Certificate briefly stating the facts requiring the adjustment, the adjusted Conversion Rate and the manner of computing it. Failure to mail such notice or any defect therein shall not affect the validity of any such adjustment. Unless and until the Trustee shall receive an Officer’s Certificate setting forth an adjustment of the Conversion Rate, the Trustee may assume without inquiry that the Conversion Rate has not been adjusted and that the last Conversion Rate of which it has knowledge remains in effect.

Section 13.09. Notice of Certain Transactions. In the event that there is a dissolution or liquidation of the Company, the Company shall mail to Holders and file with the Trustee a notice stating the proposed effective date. The Company shall mail such notice at least 20 days before such proposed effective date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in this Section 13.09.

Section 13.10. Effect of Reclassification, Consolidation, Merger or Sale On Conversion Privilege. If any of the following events occur:

(a)        any recapitalization, reclassification or change of the outstanding shares of Common Stock (other than a changes resulting from a subdivision or combination),

(b)        any consolidation, merger, or combination involving the Company with another corporation, or

(c)        any sale, conveyance or lease to any other corporation of all or substantially all of the property and assets of the Company,

(d)        any statutory share exchange,

in each case as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash or any combination thereof) (the “Reference Property”) with respect to or in exchange for such Common Stock, the Holders of the Notes then Outstanding will be entitled thereafter to convert those Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) which they would have owned or been entitled to receive upon such transaction had such notes been converted into Common Stock immediately prior to such transaction. In the event holders of Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the reference property will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such election. The Company shall notify the Holders of the weighted average as soon as practicable after such determination is made. The Company may not become a party to any such transaction unless its terms are consistent with the preceding. None of the foregoing provisions shall affect the right of a Holder of Notes to convert its Notes into shares of Common Stock prior to the effective date of such transaction.

The above provisions of this Section 13.10 shall similarly apply to successive recapitalizations, reclassifications, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.

If this Section 13.10 applies to any event or occurrence, Section 13.06 hereof shall not apply.

The Company shall not become a party to any such transaction unless its terms are consistent with the foregoing. None of the foregoing provisions shall affect the right of a Holder to convert the Notes as set forth in Section 13.01 prior to the effective time of such transaction.

Section 13.11. Trustee’s Disclaimer. (a) The Trustee shall have no duty to determine, or liability in connection therewith, when an adjustment under this Article 13 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officer’s Certificate, including the Officer’s Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 13.08. Unless and until the Trustee receives such Officer’s Certificate delivered pursuant to Section 13.08, the Trustee may assume without inquiry that no such adjustment has been made and the last Conversion Rate of which the Trustee has knowledge remains in effect. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Notes, and the Trustee shall not be responsible for the Company’s failure to comply with any provisions of this Article 13.

(b)        The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 13.10, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officer’s Certificate and Opinion of Counsel, with respect thereto which the Company are obligated to file with the Trustee pursuant to Section 13.10 and Section 10.01, respectively.

Section 13.12. Voluntary Increase; Nasdaq Compliance. Subject to Section 9.01(e), the Company from time to time may increase the Conversion Rate, to the extent permitted by law and subject to any applicable stockholder approval requirements pursuant to the listing standards of the Nasdaq Stock Market or such other United States securities exchange on which the Common Stock is traded, by any amount for any period of at least 20 days. The Company may make such increase in the Conversion Rate (in addition to others provided in this Indenture) as the Board of Directors deems advisable to avoid or diminish any income tax to holders of Common Stock resulting from a dividend or distribution of stock, or rights to acquire stock, or similar event, and the Company provides 15 days’ prior written notice of any increase in the Conversion Rate to the Trustee and the Holders: provided, however, that in no event may the Company increase the Conversion Rate such that it causes the Conversion Price to be less than the par value of a share of Common Stock.

The Company may not take any voluntary actions that would result in an adjustment to the Conversion Rate pursuant to Section 13.06 without complying, if applicable, with the stockholder approval rules of the NASDAQ Global Market and any similar rule of any stock exchange on which the Common Stock is listed at the relevant time. In accordance with such listing standards, this restriction shall apply at any time when the Notes are Outstanding, regardless of whether the Company then has a class of securities listed on the NASDAQ Global Market.

Section 13.13. Rights Plan. To the extent that the Company has a Rights Plan in effect upon conversion of the Notes into Common Stock, the Holder will receive upon conversion of the Notes in respect of which the Company has elected to deliver Common Stock, if applicable, the Rights under the Rights Plan, unless prior to any conversion, the Rights have separated from the Common Stock, in which case, and only in such case, the Conversion Rate will be adjusted at the time of separation as if the Company distributed to all holders of Common Stock shares of the Company’s Capital Stock, evidences of indebtedness or assets as described in Section 13.06(c) above, subject to readjustment in the event of the expiration, termination or redemption of such Rights. In lieu of any such adjustment, the Company may amend such applicable Rights Plan to provide that upon conversion of the Notes the Holders will receive, in addition to the Common Stock issuable upon such conversion, the Rights which would have attached to such Common Stock if the Rights had not become separated from the Common Stock under such applicable Rights Plan.

Section 13.14. Exchange in Lieu of Conversion. (a) Notwithstanding anything in this Indenture to the contrary, when a Holder surrenders Notes for conversion, the Company may, at its election, direct the Conversion Agent to surrender, on or prior to the second Business Day immediately following the Conversion Date (assuming for purposes of this Section 13.14 that the date such Holder surrenders such Notes for conversion is the Conversion Date for such Notes), such Notes to a financial institution designated by the Company (a “Financial Institution”) for exchange in lieu of conversion.

(b)        In order to accept any such Notes surrendered for conversion, the Financial Institution must agree to deliver, in exchange for such Notes, shares of Common Stock (and cash in lieu of fractional shares) equal to the consideration due upon conversion under Section 13.01(a), together with any additional shares of Common Stock representing the Fundamental Change Make-Whole Premium pursuant to Section 13.01(e) (the “Exchange Settlement Property”).

(c)        By the close of business on the second Business Day immediately following the Conversion Date, the Company must notify the Holder surrendering Notes for conversion that it has directed the Financial Institution to make an exchange in lieu of conversion and the Financial Institution shall be required to notify the Conversion Agent whether it will deliver the Exchange Settlement Property upon exchange.

(d)        If the Financial Institution accepts any such Notes, it shall deliver the Exchange Settlement Property to the Conversion Agent and the Conversion

Agent shall deliver such Exchange Settlement Property to the applicable Holder no later than the third Business Day following the Conversion Date. Any Notes exchanged by the Financial Institution shall remain Outstanding, subject to Applicable Procedures.

(e)        If the Financial Institution agrees to accept any Notes for exchange but does not timely deliver the related consideration, or if the Financial Institution does not accept the Notes for exchange, the Company shall deliver such conversion consideration as if the Company had not made an exchange election.

The Company’s designation of the Financial Institution to which the Notes may be submitted for exchange does not require the Financial Institution to accept any Notes. The Company shall not pay any consideration to, or otherwise enter into any agreement with, the financial institution designated as the Financial Institution for or with respect to such designation.

ARTICLE 14

REDEMPTION OF NOTES

Section 14.01. Right to Redeem. (a) No sinking fund is provided for the Notes. On or after the date that is one year following the original Issue Date of the Notes, the Notes may be redeemed for cash in whole or in part at the option of the Company if the Last Reported Sale Price of the Common Stock is greater than or equal to 130% of the Conversion Price on at least 20 Trading Days during any 30 consecutive Trading Day period ending on the date on which the Company mailed the Notice of Redemption.

(b)        The price at which the Notes are redeemable (the “Redemption Price”) shall be equal to (i) 100% of the principal amount of Notes to be redeemed, plus (ii) accrued and unpaid interest (including any Special Interest and Additional Interest), if any, to, but excluding, the date of redemption (the “Redemption Date”); provided that if the Redemption Date occurs after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the Company will pay the full amount of accrued and unpaid interest due on such Interest Payment Date to the record Holder of the Notes on the Regular Record Date corresponding to such Interest Payment Date, subject to Applicable Procedures, and the Redemption Price payable to the Holder who presents a Note for redemption will be equal to 100% of the principal amount of such Notes.

(c)        The Company may not redeem any Notes unless all accrued and unpaid interest (including Special Interest and Additional Interest, if applicable) thereon has been or is simultaneously paid for all interest periods ending prior to the Redemption Date.

(d)        If a Holder surrenders a Note for conversion during the period from the Close of Business on a Regular Record Date to the Open of Business on the corresponding Interest Payment Date, such Holder must accompany such Note with an amount of cash equal to the amount of interest that will be payable on such Note on the corresponding Interest Payment Date; provided, however, that a Holder need not make such payment if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, as set forth under Section 13.02, regardless of whether such Holders are the Holders of record on such Regular Record Date.

Section 14.02. Selection of Notes to be Redeemed. If less than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed by lot, or on a pro rata basis and in accordance with Applicable Procedures for Global Notes. The Trustee shall make the selection within seven Business Days from its receipt of the notice from the Company delivered pursuant to Section 14.03 from Outstanding Notes not previously called for redemption.

Notes and portions of Notes the Trustee selects shall be in principal amounts of $1,000 or in integral multiples of $1,000 in excess thereof. Provisions of this Indenture that apply to Notes called for redemption in whole also apply to Notes called for redemption in part. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed.

If any portion of a Holder’s Notes are selected for partial redemption and such Holder converts a portion of its Notes, the converted portion of such Notes shall be deemed (so far as may be) to be from the portion selected for redemption. Notes which have been converted during a selection of Notes to be redeemed may be treated by the Trustee as Outstanding for the purpose of such selection.

Section 14.03. Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company, or at the Company’s request, the Trustee, shall mail a notice of redemption by first-class mail, postage prepaid (or in accordance with Applicable Procedures), to the Trustee, the Paying Agent and each Holder of Notes to be redeemed (the “Notice of Redemption”); provided, however, that the Company may not deliver any such notice to any Holder of Notes at any time when there exists any accrued and unpaid Defaulted Interest.

The Notice of Redemption shall specify the Notes (including CUSIP numbers) to be redeemed and shall state:

(i)          the Redemption Date;

(ii)         the Redemption Price;

(iii)        the applicable Conversion Rate and any adjustments thereto;

(iv)        the name and address of the Paying Agent and Conversion Agent; and

(v)         the procedures a Holder must follow to exercise rights under Article 15.

At the Company’s written request delivered at least 45 days prior to the Redemption Date (unless a shorter period is agreed to by the Trustee), the Trustee shall give the Notice of Redemption to each Holder of Notes to be redeemed in the Company’s name and at the Company’s expense.

Section 14.04. Effect of Notice of Redemption. Once Notice of Redemption is given, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice except for Notes that are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price stated in the notice.

Section 14.05. Deposit of Redemption Price. Prior to 10:00 a.m. (New York City time) on or prior to the Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary of the Company or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 7.06) an amount of money (in immediately available funds if deposited on such Redemption Date) and shares of Common Stock, if any, sufficient (as determined by the Company) to pay the aggregate Redemption Price of all the Notes or portions thereof which are to be redeemed as of the Redemption Date.

If the Paying Agent holds money and shares of Common Stock, if any, sufficient to pay the Redemption Price with respect to the Notes to be redeemed on the Redemption Date in accordance with the terms of this Indenture, then, immediately on and after the Redemption Date, interest on such Notes shall cease to accrue, whether or not the Notes are delivered to the Paying Agent, and all other rights of the Holders of such Notes shall terminate, other than the right to receive the Redemption Price upon delivery of such Notes.

Section 14.06. Notes Redeemed in Part. (a) Any Note which is to be redeemed only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and, upon Company Order, the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not redeemed.

(b)        In the event of any redemption of any Note in part, the Company shall not be required to (i) issue, register the transfer of or exchange, pursuant to Section 2.05 or Section 2.06, any Notes during a period beginning at the open of business 15 days before the mailing of a Notice of Redemption and ending at the close of business on the day of such mailing or (ii) register the transfer of or exchange, pursuant to Section 2.05, any Notes so selected for redemption, in whole or in part, except the portion of such Notes not being redeemed.

ARTICLE 15

REPURCHASE OF NOTES

Section 15.01. Repurchase of Notes at Option of the Holder Upon a Fundamental Change. (a) If a Fundamental Change occurs prior to the Maturity Date, each Holder of a Note shall have the right, at the option of the Holder, to require the Company to repurchase all or any portion of the Notes of such Holder equal to $1,000 principal amount (or an integral multiple thereof) at the Fundamental Change Purchase Price, on the date specified by the Company that is not less than 20 days and not more than 35 days after the date of the Fundamental Change Company Notice pursuant to Section 15.01(b) (the “Fundamental Change Purchase Date”). If the Fundamental Change Purchase Date is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the Company shall pay accrued and unpaid interest to the Holder of a Note of record at the close of business on such Regular Record Date, subject to Applicable Procedures.

(b)        On or before the tenth day after the Fundamental Change Effective Date, the Company, or, at the request of the Company, the Trustee, shall mail a written notice of the occurrence of the Fundamental Change, and of the repurchase right arising therefrom, to the Trustee, Paying Agent and to each Holder (and to beneficial owners as required by applicable law) (the “Fundamental Change Company Notice”). Simultaneously with providing such Fundamental Change Company Notice, the Company shall publish a notice containing the information that is required in the Fundamental Change Company Notice in a newspaper of general circulation in The City of New York or publish information on a website of the Company or through such other public medium the Company may use at that time. The Fundamental Change Company Notice shall set forth the Holder’s right to require the Company to purchase the Notes and specify:

(i)        the events causing such Fundamental Change;

(ii)          the date of such Fundamental Change;

(iii)         the last date by which the Fundamental Repurchase Notice must be delivered to elect the repurchase option pursuant to this Section 15.01;

(iv)         the Fundamental Change Purchase Price;

(v)          the Fundamental Change Purchase Date;

(vi)         the name and address of each Paying Agent and Conversion Agent, if applicable;

(vii)        that the Notes with respect to which a Fundamental Change Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Purchase Notice in accordance with the terms of this Indenture; and

(viii)       the procedures that the Holder must follow to require the Company to repurchase its Notes under this Section 15.01.

At the Company’s request, the Trustee shall give such Fundamental Change Company Notice in the Company’s name and at the Company’s expense; provided that, unless otherwise agreed by the Trustee, the Company makes such request at least five (5) Business Days prior to the date by which such Fundamental Change Company Notice must be given to the Holders in accordance with this Section 15.01; provided, further, that the text of such Fundamental Change Company Notice shall be prepared by the Company. If any of the Notes is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures relating to the purchase of Global Notes. The Trustee shall not be obligated on behalf of the Company to publish a notice containing the information that is required in the Fundamental Change Company Notice in a newspaper of general circulation in The City of New York or publish information on a website of the Company or through such other public medium the Company may use at that time.

No failure of the Company to give the foregoing notices or defect therein shall limit any Holder’s right to exercise its right to cause the Company to repurchase such Holder’s Notes pursuant to this Section 15.01.

(c)        A Holder may exercise its rights specified in this Section 15.01 upon delivery of (1) the Note to be repurchased, duly endorsed for transfer, together with (2) a written purchase notice and the form entitled “Fundamental Change Purchase Notice” on the reverse of the Note duly completed and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form onto the Paying Agent (in the case of Notes held in book-

entry form, in accordance with DTC’s Applicable Procedures) of the exercise of such rights (a “Fundamental Change Purchase Notice”) to the Paying Agent at any time on or before the close of business on the Fundamental Change Purchase Date, subject to extension to comply with applicable law.

(i)          The Fundamental Change Purchase Notice shall state: (A) the certificate number (if such Note is held in certificated form) of the Note which the Holder will deliver to be repurchased (or, if the Note is held in global form, any other items required to comply with the Applicable Procedures), (B) the portion of the principal amount of the Note which the Holder will deliver to be repurchased and (C) that such Note shall be repurchased as of the Fundamental Change Purchase Date pursuant to the terms and conditions specified in the Notes and in this Indenture.

(ii)          The delivery of a Note for which a Fundamental Change Purchase Notice has been timely delivered to any Paying Agent, on or before the Business Day immediately preceding the Fundamental Change Purchase Date (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Purchase Price therefor (or, if the Note is held in global form, any items required to comply with the Applicable Procedures).

(iii)         The Company shall only be obliged to purchase, pursuant to this Section 15.01, a portion of a Note if the principal amount of such portion is $1,000 or an integral multiple of $1,000 (provisions of this Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note).

(iv)         A Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice.

(v)          Anything herein to the contrary notwithstanding, in the case of Global Notes, any Fundamental Change Purchase Notice may be delivered and such Notes may be surrendered or delivered for purchase in accordance with the Applicable Procedures as in effect from time to time.

(vi)         A Holder may withdraw any Fundamental Change Purchase Notice in whole or in part by written notice of withdrawal delivered to the Paying Agent or in accordance with DTC’s Applicable Procedures prior to the close of business on the Business Day prior to the Fundamental Change Purchase Date. Such notice of withdrawal shall state: (A) the principal amount of the withdrawn Note , (B) the certificate number (if such Note is held in certificated form) of the withdrawn Note

(or, if the Note is held in global form, any other items required to comply with the Applicable Procedures), and (C) the principal amount, if any, which remains subject to the Fundamental Change Purchase Notice.

(d)        The Company shall deposit cash at the time and in the manner as provided in Section 15.03, sufficient (as determined by the Company) to pay the aggregate Fundamental Change Purchase Price of all Notes to be purchased pursuant to this Section 15.01.

Section 15.02. Effect of Fundamental Change Purchase Notice. Upon receipt by any Paying Agent of a properly completed Fundamental Change Purchase Notice from a Holder, the Holder of the Note in respect of which such Fundamental Change Purchase Notice was given shall thereafter be entitled to receive the Fundamental Change Purchase Price with respect to such Note. Such Fundamental Change Purchase Price shall be paid to such Holder promptly following the later of (1) the Fundamental Change Purchase Date (provided that the conditions in Section 15.01 have been satisfied) and (2) the time of book-entry transfer or delivery of such Note to a Paying Agent by the Holder thereof in the manner required by Section 15.01(c), subject to extension to comply with applicable law.

Section 15.03. Deposit of Fundamental Change Purchase Price. (a) On or before the applicable Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 7.06) an amount of money (in immediately available funds if deposited on or after such Fundamental Change Purchase Date), sufficient (as determined by the Company) to pay the aggregate Fundamental Change Purchase Price of all the Notes or portions thereof that are to be purchased as of the Fundamental Change Purchase Date. Payment by the Paying Agent of the Fundamental Change Purchase Price following receipt of the Fundamental Change Purchase Price from the Company shall be made promptly following the later of the Fundamental Change Purchase Date or the time of book-entry transfer or delivery of such Notes.

(b)        If the Paying Agent holds, on the Fundamental Change Purchase Date, in accordance with the terms hereof, money or securities sufficient to pay the Fundamental Change Purchase Price of any Note for which a Fundamental Change Purchase Notice has been tendered then, immediately following the applicable Fundamental Change Purchase Date, whether or not book-entry transfer of the Note is made or whether or not the Note is delivered to the Paying Agent, each such Note shall cease to be Outstanding, interest, including any additional interest, if any, shall cease to accrue, and all other rights of the Holder in respect of the Note shall terminate (other than the right to receive the

Fundamental Change Purchase Price upon delivery or transfer of the Note as aforesaid).

(c)        If a Fundamental Change Purchase Date falls after a Regular Record Date and on or before the related Interest Payment Date, then interest on the Notes payable on such Interest Payment Date will be payable to the Holders in whose names the Notes are registered at the close of business on such Regular Record Date.

Section 15.04. Repayment to the Company. To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 15.03 exceeds the aggregate Fundamental Change Purchase Price of the Notes or portions thereof that the Company is obligated to purchase, then promptly after the Fundamental Change Purchase Date the Paying Agent shall return any such excess cash to the Company.

Section 15.05. Notes Purchased In Part. Any Note that is to be purchased only in part shall be surrendered at the office of a Paying Agent, and promptly after the Fundamental Change Purchase Date, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of such authorized denomination or denominations as may be requested by such Holder (which must be equal to $1,000 principal amount or any integral thereof), in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased.

Section 15.06. Compliance With Securities Laws Upon Purchase of Notes. In connection with any offer to purchase of Notes under Section 15.01, the Company shall (a) comply with Rule 13e-4 and Rule 14e-1 (or any successor to either such Rule), and any other tender offer rules, if applicable, under the Exchange Act, (b) file the related Schedule TO (or any successor or similar schedule, form or report) if required under the Exchange Act, and (c) otherwise comply with all applicable federal and state securities laws in connection with such offer to purchase or purchase of Notes, all so as to permit the rights of the Holders and obligations of the Company under Section 15.01 through Section 15.05 to be exercised in the time and in the manner specified therein. To the extent that compliance with any such laws, rules and regulations would result in a conflict with any of the terms hereof, this Indenture is hereby modified to the extent required for the Company to comply with such laws, rules and regulations.

ARTICLE 16

MEETING OF HOLDERS OF NOTES

Section 16.01. Purposes For Which Meetings May Be Called. A meeting of Holders of Notes may be called at any time and from time to time pursuant to this Article 16 to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Notes.

Notwithstanding anything contained in this Article 16, the Trustee may, during the pendency of a Default or an Event of Default, call a meeting of Holders of Notes in accordance with its standard practices.

Section 16.02. Call Notice and Place of Meetings. (a) The Trustee may at any time call a meeting of Holders of Notes for any purpose specified in Section 16.01 hereof, to be held at such time and at such place in The City of New York. Notice of every meeting of Holders of Notes, setting forth the time and the place of such meeting, in general terms the action proposed to be taken at such meeting and the percentage of the principal amount of the then-Outstanding Notes which shall constitute a quorum at such meeting, shall be given, in the manner provided in the Indenture, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

(b)        In case at any time the Company, pursuant to a resolution of the Board of Directors, or the Holders of at least 10% in principal amount of the Notes then Outstanding shall have requested the Trustee to call a meeting of the Holders of Notes for any purpose specified in Section 16.01 hereof, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Notes in the amount specified, as the case may be, may determine the time and the place in The City of New York for such meeting and may call such meeting for such purposes by giving notice thereof as provided in Section 16.02(a).

Section 16.03. Persons Entitled to Vote at Meetings. To be entitled to vote at any meeting of Holders of Notes, a Person shall be (a) a Holder of one or more Outstanding Notes or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Notes by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 16.04. Quorum; Action. The Persons entitled to vote a majority in principal amount of the then-Outstanding Notes shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Notes, be dissolved. In any other case, the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 16.02(a) hereof, except that such notice need be given only once and not less than five days prior to the date on which the meeting is scheduled to be reconvened.

At a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid, any resolution and all matters (except as limited by the third paragraph of Section 9.02 hereof) shall be effectively passed and decided if passed or decided by the Persons entitled to vote not less than a majority in principal amount of Notes then Outstanding represented and voting at such meeting.

Any resolution passed or decisions taken at any meeting of Holders of Notes duly held in accordance with this Section 16.04 shall be binding on all the Holders of Notes, whether or not present or represented at the meeting.

Section 16.05. Determination of Voting Rights; Conduct and Adjournment of Meetings. (a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Notes in regard to proof of the holding of Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.

(b)        The Trustee shall, by an instrument in writing, appoint a temporary chairman (which may be the Trustee) of the meeting, unless the meeting shall have been called by the Company or by Holders of Notes as provided in Section 16.02 hereof, in which case the Company or the Holders of Notes calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Notes represented at the meeting.

(c)        At any meeting, each Holder of a Note or proxy shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him;

provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Note or proxy.

(d)        Any meeting of Holders of Notes duly called pursuant to Section 16.02 hereof at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the then-Outstanding Notes represented at the meeting, and the meeting may be held as so adjourned without further notice.

Section 16.06. Counting Votes and Recording Action of Meetings. The vote upon any resolution submitted to any meeting of Holders of Notes shall be by written ballots on which shall be subscribed the signatures of the Holders of Notes or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Notes shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 16.02 hereof and, if applicable, Section 16.04 hereof. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE 17

MISCELLANEOUS PROVISIONS

Section 17.01. Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

Section 17.02. Official Acts by Successor. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.

Section 17.03. Notices. Except as otherwise expressly provided herein, any notice, request or demand that by any provision of this Indenture is required or permitted to be given, made or served by the Trustee or by the Holders or by any other Person pursuant to this Indenture to or on the Company may be given or served by being deposited in first class mail, postage prepaid, addressed (until another address is filed in writing by the Company with the Trustee), as follows: 28903 North Avenue Paine, Valencia, CA 91355. Any notice, election, request or demand by the Company or any Holder or by any other Person pursuant to this Indenture to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the Corporate Trust Office of the Trustee or sent electronically in PDF format. Except as otherwise expressly provided herein, any notice or communication to a Holder of a Note may be given or served by being deposited in first class mail, postage prepaid, addressed at the Holder’s address as it appears in the Note Register; provided that notices given to Holders of Global Notes may be given by electronic transmission to the facilities of the Depositary.

Section 17.04. Governing Law. THIS INDENTURE AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

Section 17.05. Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that such action is permitted by the terms of this Indenture; provided that no such Opinion of Counsel shall be required in connection with the issuance of Notes on the Issue Date.

Each Officer’s Certificate and Opinion of Counsel provided for by or on behalf of the Company in this Indenture and delivered to the Trustee with respect to compliance with this Indenture (other than the Officer’s Certificates provided for in Section 4.04) shall include (a) a statement that the Person making such certification is familiar with the requested action and this Indenture; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate is based; (c) a statement that, in the judgment of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed judgment as to whether or not such action is permitted by this Indenture; and (d) a statement as to whether or not, in the judgment of such Person, such action is permitted by this Indenture.

Notwithstanding anything to the contrary in this Section 17.05, if any provision in this Indenture specifically provides that the Trustee shall or may receive an Opinion of Counsel in connection with any action to be taken by the Trustee or the Company hereunder, the Trustee shall be entitled to, or entitled to request, such Opinion of Counsel.

Section 17.06. Legal Holidays. In any case where any Interest Payment Date, Redemption Date, Fundamental Change Purchase Date, Conversion Date or Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue for the period from and after such date.

Section 17.07. No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 17.08. Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Note Registrar and their successors hereunder or the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 17.09. Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 17.10. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 17.11. Severability. In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 17.12. Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR

RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 17.13. Consent to Jurisdiction. (a) The Company hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States sitting in the State and City of New York, County and Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Indenture or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such state court sitting in the State and City of New York, County and Borough of Manhattan or, to the extent permitted by law, in such federal court sitting in the State and City of New York, County and Borough of Manhattan. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)        The Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Indenture or the Notes in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 17.14. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 17.15. Calculations. Except as explicitly stated herein, the Company shall be responsible for making all calculations required pursuant to this Indenture and the Notes, including, without limitation, calculations with respect to determinations of the Conversion Price and Conversion Rate applicable to the Notes. The Company shall make all such calculations in good faith and, absent manifest error, the Company’s calculations shall be binding on the Holders. The Company shall provide a written schedule of such calculations to the Trustee, and the Trustee shall be entitled to conclusively rely upon the accuracy of the Company’s calculations without responsibility for independent verification thereof. The Trustee shall forward a copy of such calculations to any Holder upon such Holder’s written request.

Section 17.16. U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

ARTICLE 18

SUBORDINATION

Section 18.01. Subordination.

(a)        The Company covenants and agrees, and each Holder, by accepting a Note, likewise covenants and agrees, that all payments on the Notes, including the payment of principal, Fundamental Change Purchase Price or Redemption Price and interest (including Special Interest and Additional Interest) on the Notes, will be subordinated to the prior payment in full in cash (or other payment satisfactory to the holders of Designated Senior Debt) of all of the Designated Senior Debt and the subordination is for the benefit of and enforceable by the holders of the Designated Senior Debt.

(b)        Upon any distribution of the Company’s assets upon any dissolution, winding up, liquidation, reorganization, bankruptcy, assignment for the benefit of holders or any other marshaling of assets, or similar proceeding, the payment of the principal, Fundamental Change Purchase Price or Redemption Price of and interest (including Special Interest and Additional Interest) on, the Notes will be subordinated in right of payment to the prior payment in full in cash (or other payment satisfactory to the holders of Designated Senior Debt) of all of the Designated Senior Debt. The Company shall promptly notify holders of Designated Senior Debt if payment of the Notes is accelerated because of an Event of Default or if a Fundamental Change occurs.

Notwithstanding the foregoing, the right of Holders to receive any distributions, which (x) are provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable Bankruptcy Law relating to the Company and consented to by the holders of the Designated Senior Debt and

(y) take the form of the Company’s equity interests or the Company’s indebtedness that is subordinated in right of payment to Designated Senior Debt then outstanding to at least the same extent of the Notes, shall not be subordinated to the prior payment of any Designated Senior Debt or otherwise subject to the subordination provisions of this Section 18.01, and none of the Holders will be obligated to pay over any such distributions to any holder of Designated Senior Debt. The Company may not make any payment on the Notes if:

(i)         at the time any default in the payment of principal, premium, interest or other amounts due on Designated Senior Debt when due, whether at maturity, upon redemption or mandatory repurchase, acceleration, or otherwise, and the default has not been cured or waived (a “Payment Default”); or

(ii)        a default, other than a payment default, on any Designated Senior Debt occurs and is continuing that permits holders of Designated Senior Debt to accelerate its maturity, and the Trustee receives a notice of such default (a “Payment Blockage Notice”) from a holder of Designated Senior Debt electing to effect a payment blockage under this Indenture (a “Nonpayment Default”).

The Company may resume payments and distributions on the Notes:

(i)         in case of a Payment Default, upon the date on which such default is cured or waived or ceases to exist; and

(ii)        in case of a Nonpayment Default, the earlier of (A) the date on which such Nonpayment Default is cured or waived, (B) 91 days after the date the Designated Senior Debt is paid in full in cash (or other payment satisfactory to the holders of the Designated Senior Debt), (C) 179 days after the date on which the Payment Blockage Notice is received by the Trustee, if the maturity of the Designated Senior Debt has not been accelerated and there is no Payment Default, or (D) the date the Payment Blockage Notice has been rescinded.

No Nonpayment Default that existed or was continuing on the date of delivery of any Payment Blockage Notice shall be the basis for any later Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 consecutive days.

(c)        If the Trustee or any Holder receives any payment or distribution of the Company’s assets in contravention of the subordination provisions of this Section 18.01 before all Designated Senior Debt is paid in full in cash or other payment satisfactory to holders of Designated Senior Debt, then such payment or distribution will be held for the benefit of holders of Designated Senior Debt or their representatives and paid over to them to the extent necessary to make payment in full in cash or payment satisfactory to the holders of Designated Senior Debt of all unpaid Designated Senior Debt.

The Trustee shall not be deemed to owe any fiduciary duty to the holders of Designated Senior Debt and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders or to the Company or to any other person cash, property or securities to which any holders of Designated Senior Debt shall be entitled by virtue of this Article or otherwise. With respect to the holders of Designated Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article and no implied covenants or obligations with respect to holders of Designated Senior Debt shall be read into this Indenture against the Trustee.

Nothing in this Section 18.01 shall prohibit the conversion or exchange of any or all of the Notes into or for shares of Common Stock, including cash payments in lieu of fractional shares of common stock.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

MANNKIND CORPORATION, as Issuer

By:	/s/ Mathew Pfeffer
Name: Matthew Pfeffer
Title: Chief Financial Officer

Wells Fargo Bank, National Association, as Trustee

By:	/s/ Maddy Hughes
Name: Maddy Hughes
Title: Vice President

Schedule A

Make Whole Premium Upon a Fundamental Change

(Number of Additional Shares)

	Stock Price
	$4.82	$5.50	$6.00	$6.80	$7.50	$8.00	$8.84	$10.00	$11.00	$12.00
August 15, 2015	60.3829	45.1836	36.8467	26.9809	20.8347	17.4675	13.2048	9.3090	7.1400	5.6625
August 15, 2016	60.3829	42.3709	33.2767	22.2559	15.0613	10.9113	0.0000	0.0000	0.0000	0.0000
August 15, 2017	60.3829	39.2818	29.7017	18.8074	12.2520	8.6950	0.0000	0.0000	0.0000	0.0000
August 15, 2018	60.3829	34.7600	19.6083	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE IF A GLOBAL NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[INCLUDE IF A RESTRICTED SECURITY]

THE SALE OF THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, OR OF A BENEFICIAL OWNERSHIP HEREIN, THE ACQUIRER: (I) REPRESENTS THAT IT, AND ANY ACCOUNT FOR WHICH IT IS ACTING, IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND (II) AGREES (1) THAT IT WILL NOT WITHIN THE LATER OF (X) ONE YEAR AFTER THE DATE OF ISSUANCE OF THIS NOTE AND (Y) 90 DAYS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF MANNKIND CORPORATION (THE “COMPANY”), OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THE NOTES EVIDENCED HEREBY, THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH NOTES OR ANY BENEFICIAL OWNERSHIP HEREIN, EXCEPT: (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF; (B) UNDER A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT; (C) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR

A-1

ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE); OR (D) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 144, IF AVAILABLE; AND (2) THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS NOTE WITHIN THE LATER OF (X) SIX MONTHS (OR, IF THE COMPANY HAS NOT SATISFIED THE CURRENT PUBLIC INFORMATION REQUIREMENTS OF RULE 144, ONE YEAR) AFTER THE DATE OF ISSUANCE OF THIS NOTE AND (Y) 90 DAYS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144) OF THE COMPANY, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REQUIRE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. IN ANY EVENT, NO AFFILIATE OF THE COMPANY MAY RESELL THIS NOTE OTHER THAN UNDER A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IN A TRANSACTION THAT RESULTS IN SUCH NOTE NO LONGER BEING “RESTRICTED SECURITIES” (AS DEFINED UNDER RULE 144). NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. EACH PURCHASER AND TRANSFEREE OF A NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF A NOTE WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING OF THE NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THE NOTE THAT (A) ITS PURCHASE AND HOLDING OF THE NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THE NOTE IS NOT MADE ON BEHALF OF OR WITH “PLAN ASSETS” OF ANY PLAN SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW OR (B) ITS PURCHASE AND HOLDING OF THE NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THE NOTE WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW.

A-2